UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Orthofix International N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Meeting Date:
________, 2010
at __ (local time)

Meeting Place:
Orthofix International N.V.
7 Abraham de Veerstraat
Curaçao, Netherlands Antilles

Dear Shareholders:

We will hold the Annual General Meeting of Shareholders (the “Annual General Meeting”) on ______, 2010, at __ (local time) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

This booklet includes the notice of Annual General Meeting and the proxy statement.  The proxy statement describes the business that we will conduct at the meeting.

Your vote is important.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Alan W. Milinazzo
President and Chief Executive Officer and Director

________, 2010

NOTICE AND PROXY STATEMENT
for Shareholders of

ORTHOFIX INTERNATIONAL N.V.
7 Abraham de Veerstraat
Curaçao, Netherlands Antilles

for

ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on ______, 2010

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix International N.V., a Netherlands Antilles corporation (“Orthofix” or the “Company”), in connection with the upcoming Annual General Meeting of Shareholders (the “Annual General Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof.  In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual General Meeting

Notice is hereby given that the Annual General Meeting will be held on ______, 2010 at __, local time, at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

Purpose of the Annual General Meeting

1.           Election of Board of Directors.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors:  James F. Gero, Jerry C. Benjamin, Dr. Guy J. Jordan, Thomas J. Kester, Michael R. Mainelli, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg and Kenneth R. Weisshaar.  The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees for director.

2.           Approval of Amendment No. 3 to the Amended and Restated Stock Purchase Plan.  Shareholders will be asked to consider, and, if thought fit, approve Amendment No. 3 to the Company’s Amended and Restated Stock Purchase Plan.  The Board of Directors recommends that shareholders vote FOR the proposal to amend the Company’s Amended and Restated Stock Purchase Plan.

3.           Approval of Financial Statements for the Year Ended December 31, 2009.  Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2009.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2009.

4.           Ratification of the Selection of Ernst & Young LLP. Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2010.  The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm.

5.           Miscellaneous.  Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

Please read a detailed description of proposals 1 through 4 stated above beginning on page 43 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on April 23, 2010 have been sent this notice and will be entitled to vote at the Annual General Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

A copy of the financial statements for the year ended December 31, 2009 have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

By Order of the Board of Directors

Jeffrey M. Schumm
Corporate Secretary

______, 2010

Appendices:

Appendix A	Orthofix International N.V. Amended and Restated Stock Purchase Plan & Amendment No. 3 Thereto

PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.
2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT ______, 2010.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 23, 2010 (the “Record Date”) have been sent this notice and will be entitled to vote at the Annual General Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.  As of the Record Date, there were ________ shares of Orthofix common stock outstanding.

Quorum, vote required

The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting.  An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that the directors shall be elected by a plurality of the votes cast.  Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.  A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Annual General Meeting.

All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not validly revoked, will be voted at the Annual General Meeting in accordance with the instructions indicated on such proxies.  If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals.  The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting.  Attending the Annual General Meeting will not in and of itself constitute the revocation of a proxy.  Any written notice of revocation or subsequent proxy should be sent so as to be delivered to:  Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies.  Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication, or in person.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Inc. is assisting us with the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the year ended December 31, 2009 with the U.S. Securities and Exchange Commission (the “SEC”).  Our Form 10-K is included in our Annual Report that we are sending you with this proxy statement.  Our Form 10-K is also available on our website at www.orthofix.com.  If you would like to receive a separate copy of our Form 10-K, we will send you one without charge.  Please write to:

Investor Relations
Orthofix International N.V.
800 Boylston Street
15th Floor
The PRU Tower
Boston, MA 02199
Attention:  Mr. Dan Yarbrough

You may also contact Mr. Dan Yarbrough at (617) 912-2903 or at danyarbrough@orthofix.com.

The voting results

We will publish the voting results from the Annual General Meeting in a Current Report on Form 8-K, which we will file with the SEC after the conclusion of the meeting.  You will also be able to find the Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have any questions about the Annual General Meeting, voting or your ownership of Orthofix common stock, please contact Dan Yarbrough, Vice President, Investor Relations, at (617) 912-2903 or at danyarbrough@orthofix.com.  For directions to the meeting please consult the Company’s website at www.orthofix.com/investors/annuals.asp.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on ______, 2010.

•	The 2010 Proxy Statement and the 2009 Annual Report to Shareholders are available at www.orthofix.com/investors/annuals.asp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock as of the Record Date. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the common stock are based on shares of our common stock outstanding as of the Record Date. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

FMR LLC 82 Devonshire Street Boston, MA 02109	2,573,906	* (1)	*

Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,249,500	* (2)	*

Snyder Capital Management, L.P. One Market Plaza Steuart Tower, Suite 1200 San Francisco, CA 94105	1,078,720	* (3)	*

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	999,924	* (4)	*

*	Information will be provided/updated as of the Record Date in the definitive proxy statement.

(1)
Information obtained from Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) on February 16, 2010. The Schedule 13G/A discloses that, of these shares, FMR has sole power to vote or direct the vote of 782,710 shares and sole power to dispose or to direct the disposition of 2,573,906 shares.

(2)
Information obtained from Schedule 13G/A filed with the SEC by Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) on February 11, 2010. The Schedule 13G/A discloses that, of these shares, Columbia Wanger has sole voting power over 1,199,500 shares and sole dispositive power over 1,249,500 shares.

(3)
Information obtained from Schedule 13G/A filed with the SEC by Snyder Capital Management, L.P. and Snyder Capital Management Inc. (collectively “Snyder Capital”) on February 12, 2010. The Schedule 13G/A discloses that, of these shares, Snyder Capital has shared power to vote or direct the vote of 913,620 shares and shared power to dispose or to direct the disposition of 1,078,720 shares.

(4)
Information obtained from a Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 29, 2010.  The Schedule 13G discloses that BlackRock has sole voting and dispositive power over 999,924 shares.

Common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days of the Record Date, by each director, each nominee for director, each executive officer listed in the Summary Compensation Table and all directors and executive officers as a group.  The percent of class figure is based on                shares of our common stock outstanding as of the Record Date.  All directors and executive officers as a group beneficially owned                  shares of Orthofix common stock as of such date.  Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Bradley R. Mason	*	*

James F. Gero	*	*

Alan W. Milinazzo	*	*

Jerry C. Benjamin	*	*

Michael M. Finegan	*	*

Robert S. Vaters	*	*

Michael Simpson	*	*

Eric Brown	*	*

Dr. Walter P. von Wartburg	*	*

Thomas J. Kester	*	*

Kenneth R. Weisshaar	*	*

Dr. Guy J. Jordan	*	*

Maria Sainz	*	*

Charles W. Federico	*	*

Michael R. Mainelli	*	*

All directors and executive officers as a group (17 persons	*	*

*	Information will be provided as of the Record Date in definitive proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Such persons are required by regulations of the SEC to furnish us with copies of all such filings.  Based on our review of these reports from the Reporting Persons, we believe that during the fiscal year ended December 31, 2009 all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except that Messrs. Vaters and Mainelli each filed a Form 4 one day late with respect to a stock option grant.

INFORMATION ABOUT DIRECTORS

The Board of Directors and Committees of the Board

The Board of Directors currently has ten members, though one of our current directors, Charles W. Federico, is retiring from the Board effective at the Annual General Meeting, and the Board has resolved to set the size of the Board at nine members effective at the Annual General Meeting.   The directors are elected at each Annual General Meeting by a plurality of the votes cast, in person or by proxy by the shareholders.  Directors are elected for one-year terms.  Because we are required by Netherlands Antilles law to hold the Annual General Meeting in the Netherlands Antilles, we do not have a policy regarding director attendance at the Annual General Meeting of Shareholders.  No directors were present at our 2009 Annual General Meeting of Shareholders.  Our Articles of Association currently provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined by resolution of the Board.

Our Board usually meets four times per year in person at regularly scheduled two-day meetings, but will meet more often in person if necessary.  In addition, the Board typically holds several additional meetings each year by telephone conference as events require.  The Board met eight times during 2009, four of which meetings were two-day in-person meetings and four of which were telephonic meetings.  The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2009.

Of the nine directors standing for election at the Annual General Meeting, the Board has determined that Messrs. Benjamin, Kester, Mainelli and Weisshaar, Ms. Sainz, and Drs. Jordan and von Wartburg are independent under the current listing standards of the Nasdaq Global Select Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.  A list of our current directors who will serve beyond the meeting and background information for each of them is presented in the section “Proposal 1:  Election of Directors,” beginning on page 43.

Board Leadership Structure

Mr. Gero serves as the Chairman of the Board.  Mr. Milinazzo, who is also a director, serves as the Company’s President and Chief Executive Officer.  The Board believes that the separation of these two critical roles best serves our Company at this time because it allows Mr. Milinazzo to focus on providing leadership over our day-to-day operations while Mr. Gero focuses on leadership of the Board.  The Board believes that this leadership structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s overall independence from management.

The Audit Committee

Our Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approving the scope of the annual audit by the independent registered public accounting firm, reviewing audit findings and accounting policies, assessing the adequacy of internal controls and risk management and reviewing and approving Orthofix’s financial disclosures.  In addition, the Committee is responsible for assisting the Board in fulfilling its fiduciary obligations for overseeing, monitoring and evaluating the effectiveness of the Company’s Corporate Compliance and Ethics Program.  The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm.  The Audit Committee’s Report for 2009 is printed below at page 52.

The Board has adopted a written charter for the Audit Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit Committee met ten times during 2009 (four of which meetings were in-person meetings and six of which were telephonic meetings).

Messrs. Benjamin, Kester and Weisshaar currently serve as members of the Audit Committee.  Mr. Benjamin serves as Chairman of the committee.  Under the current rules of the Nasdaq Global Select Market and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, all of the members of the Audit Committee are independent.  Our Board of Directors has determined that each of Messrs. Benjamin, Kester and Weisshaar are “audit committee financial experts” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and determining, approving and overseeing the total compensation packages for our executive officers and other key employees, including all elements of compensation.

The Compensation Committee administers our Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 LTIP”), the primary equity incentive plan under which we make equity-related awards, and the Orthofix International N.V. Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase Company stock.  The Compensation Committee also administers prior plans that continue to have outstanding awards, but under which we no longer grant awards.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives” for information on these plans.

The Compensation Committee met 11 times during 2009 (four of which were in-person meetings and seven of which were telephonic meetings).

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

Messrs. Kester and Mainelli, Dr. Jordan and Ms. Sainz currently serve as members of the Compensation Committee.  Mr. Kester serves as Chairman of the committee.  All members served during the entire 2009 calendar year, except for Mr. Mainelli, who was appointed to the committee on August 19, 2009.  All persons who served on the Compensation Committee in 2009 satisfied, and all persons currently serving on the Compensation Committee satisfy, the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and Section 16 of the Exchange Act.  All members are non-employee, non-affiliated, outside directors and they are considered independent under the current rules of the Nasdaq Global Select Market and the SEC.

No interlocking relationship, as defined in the Exchange Act, exists between our Board or Compensation Committee and the board of directors or compensation committee of any other entity.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, recommends to the Board nominees for election at each annual general meeting of shareholders, develops and recommends to the Board the Company’s corporate governance principles and guidelines, and evaluates potential candidates for executive positions as appropriate.  The Nominating and Governance Committee is also responsible for periodically reviewing plans regarding succession of senior management.

The Nominating and Governance Committee met five times in 2009 (four of which were in-person meetings and one of which was a telephonic meeting).

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Weisshaar and Drs. Jordan and von Wartburg currently serve as members of the Nominating and Governance Committee.  Dr. Jordan serves as Chairman of the committee.  All members served during the entire 2009 calendar year, except for Dr. von Wartburg, who was appointed to the committee on August 19, 2009.  All members are independent under the current rules of the Nasdaq Global Select Market and the SEC.

Code of Ethics

We have adopted a code of ethics to comply with the rules of the SEC and the Nasdaq Global Select Market.  Our Code of Conduct and Ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer.  A copy of our Code of Conduct and Ethics is available for review on our website at www.orthofix.com.

Board’s Role in Risk Oversight

One of the important roles of our Board of Directors is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees our financial statements and compliance with certain legal and regulatory requirements. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate.  In that regard, the Board regularly receives updates from the Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer and internal legal counsel, including in connection with material litigation and legal compliance matters.  The Board also receives updates at quarterly in-person Board meetings on committee activities from each committee chairman.

Shareholder Communication with the Board of Directors

To facilitate the ability of shareholders to communicate with the Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 800 Boylston Street, 15th Floor, The PRU Tower, Boston, MA 02199.

Mr. Gero reviews all correspondence addressed to the Board of Directors and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Gero, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.  Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders.  Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders.  The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies and industry knowledge.  The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs.  If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director.  When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability.  In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.  Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a range of talent, skills and expertise, the Board and the Nominating and Governance Committee do not have a formal policy with respect to the diversity of directors.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors.  In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix.  The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall send notice to the Board c/o Dr. Guy J. Jordan, Chairman of the Nominating and Governance Committee, Orthofix International N.V., 800 Boylston Street, 15th Floor, The PRU Tower, Boston, MA 02199.  This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.  The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders.  Once we receive the recommendation, the Nominating and Governance Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated.  Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the 2010 Annual General Meeting of Shareholders.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures for Approval of Related Person Transactions

The Company’s policies and procedures for the review, approval or ratification of related-party transactions are set forth in our Code of Conduct and Ethics.  Our policy is that the Audit Committee will review and approve all related party transactions that meet the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Transactions involving Charles W. Federico

Gregory Federico, son of Mr. Federico, is the owner of OrthoPro, Inc. (“OrthoPro”), which acts as an independent third-party distributor for our Breg subsidiary.  As described above, Mr. Federico is a current director who is retiring from the Board at this year’s annual general meeting.  In 2009, Breg paid commissions to OrthoPro of approximately $1,734,000.  The OrthoPro distributor relationship with Breg predates Orthofix’s acquisition of Breg in December of 2003 and commissions paid to OrthoPro are at a rate that the Company considers to be generally accepted in the industry.

Matthew Federico, son of Mr. Federico, is employed by Breg and was paid approximately $143,000 by Breg during 2009.

Transactions involving Robert Gaines-Cooper

Robert Gaines-Cooper was a member of the Company’s Board of Directors until December 2006 and beneficially owned more than five percent of the Company’s common stock until recently.

Mr. Gaines-Cooper is Chairman of LMA International N.V. (“LMA”).  The Company has commercial relationships with several entities that the Company understands are wholly or partially owned by LMA.  In some cases, Mr. Gaines-Cooper may have a direct or indirect equity interest in such entities.  For example, two of the Company’s subsidiaries have product distribution agreements with LMA-controlled entities, and in 2009 paid a total of $10.1 million to purchase LMA product pursuant to these distribution agreements.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee

Thomas J. Kester, Chairman
Dr. Guy J. Jordan
Michael R. Mainelli
Maria Sainz

Compensation Discussion and Analysis

Overview

Our Compensation Committee, or the Committee, discharges the responsibilities of the Board relating to all compensation of the Company’s executive officers, including equity-based compensation.  The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating employee compensation, including the total compensation packages for our executive officers and other key employees and compensation under the Company’s equity incentive plans and other Company compensation policies and programs.  The Committee specifically considers and approves the compensation for the Chief Executive Officer and other named executive officers.  It is also responsible for making recommendations to the Board regarding the compensation of directors.  The Committee relies on some senior executive officers to make recommendations on certain aspects of compensation as discussed below.  The Committee acts under a written charter adopted by the Board.  The Committee reviews its charter annually and recommends any changes to the Board.  The Committee last amended its charter in December 2008.  The charter is available on our website at www.orthofix.com.  From January 1, 2009 to August 18, 2009, the Committee consisted of Mr. Kester, Ms. Sainz, Dr. Jordan and Dr. von Wartburg.  On August 19, 2009, Mr. Mainelli replaced Dr. von Wartburg on the Committee.  During 2009, each member of the Committee was an independent, non-employee, non-affiliated, outside director while he or she served on the Committee.  Mr. Kester serves as Chairman of the Committee.  The Committee furnished its report provided above.

Throughout this proxy statement, our principal executive officer (“Chief Executive Officer”) and principal financial officer (“Chief Financial Officer”), together with our three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, as well as Mr. Mason (who ceased serving as an executive officer during 2009 but would have met the foregoing criteria had he still remained an executive officer at December 31, 2009), are referred collectively as the “named executive officers.”

Role of Executive Officers

At the Committee’s request, from time to time certain of our senior management present compensation-related initiatives to the Committee.  For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential bonus guidelines and goals under our annual incentive program as well as possible stock option or restricted stock grants.  This information is prepared in accordance with the market-based compensation guidelines developed by the Committee’s outside compensation consultant, Towers Watson (formerly named Towers Perrin), and approved by the Committee.  The Committee then reviews this information in connection with it setting the bonus guidelines and goals.  The Chief Executive Officer also provides with the Committee with additional input and perspective in connection with the Committee’s salary determinations for named executive officers.   The Chief Executive Officer and Chief Financial Officer frequently attend meetings of the Committee in such roles.  In addition, the Company’s Vice President, Controller regularly attends meetings of the Committee in her role as Secretary to the Committee.  To the extent required or advisable, these executive officers are excluded from any Committee discussions or votes regarding their compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation.  The Committee also has the authority to terminate those engagements.  In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Towers Watson since 2004 as its outside compensation consultant.

In its role as compensation consultant, Towers Watson has worked with the Committee to develop our executive and director compensation philosophy, and Towers Watson periodically conducts reviews and updates of our executive officer and director compensation programs and long-term incentive practices at the request of the Committee.  For instance, at the Committee’s request, in 2006 and again in 2008, Towers Watson conducted an assessment of our top five executive compensation levels as compared to the competitive market to determine whether they remain consistent with our compensation philosophy discussed below.  In connection with this assessment, each time, Towers Watson made comparisons to our then-current peer group and considered the compensation, rights and benefits of executive officers of those peer group companies based upon publicly-available disclosure regarding the compensation arrangements at those companies.  Towers Watson also compared our long-term incentive grant guidelines for all equity-eligible employees and directors to the competitive market to enable the Committee to determine if current equity grant levels are aligned with our compensation philosophy.  As part of this process and at the request of the Committee, Towers Watson also conducted a competitive market analysis of outside director pay practices and levels such that the Committee could determine if our current outside director compensation program was aligned with the competitive market.

In order to perform their tasks as requested by the Committee, certain of our senior management has shared access to much of the information compiled and provided to the Committee by the consultant.  In addition, the Company's management engages Towers Watson on an ad hoc limited basis, and with the Committee’s permission, in connection with certain human capital-related projects.  In 2007, 2008 and 2009, the Committee engaged Towers Watson to assist it with conducting an analysis of the impact of certain amendments to the 2004 LTIP.  Specifically, in 2009, Towers Watson provided analysis and support in conjunction with Orthofix’s determination of how many additional shares to authorize under a proposed amendment and restatement of the 2004 LTIP.  In addition, Towers Watson was also retained in 2008 by the Compensation Committee to provide decision quality data related to the Committee’s review and realignment of Orthofix’s compensation peer group and develop competitive compensation data for the top two tiers of management at Orthofix utilizing this peer group such that the Committee could make compensation related-decisions regarding Orthofix’s named executive officers.  Towers Watson was also retained by the Committee to develop specific retention model alternatives and recommendations and prepare communication materials to send to the Company’s employees regarding its initial grants of restricted stock under the 2004 LTIP.  In 2009 and 2010, Towers Watson was engaged to assist the Company in updating its compensation peer group.

Executive Compensation Philosophy

The Committee guides itself in large part by our executive compensation philosophy.  This philosophy reflects a “pay-for-performance” outlook in consideration of our growth (whether internal or as a result of acquisitions) and our objectives of attracting, retaining and motivating executive officers and other key employees while increasing shareholder value.  We must attract the right mix of executive officers, including from businesses larger than ours, for us to grow successfully.  At the same time, we must retain employees in order to motivate them to help us achieve our goals, especially as we grow.  Finally, we must consider all these elements in the context of our ultimate objective of enhancing the value of the Company for our shareholders.

Under this philosophy, the Committee’s goal is to fairly compensate executive officers with an emphasis on providing incentives that balance the promotion of both our short- and long-term objectives.  As described in more detail below, achievement of short-term objectives is rewarded through base salary and cash bonuses, while grants of stock options encourage executive officers to focus on our long-term goals.  The Committee may choose to materially increase or decrease compensation based on performance and the achievement of the above objectives.  While we have grown in the last few years, these core components remain the basis for our executive compensation philosophy as we continue to grow.

Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations.  In early 2008, the Committee engaged Towers Watson to conduct an executive compensation analysis that provided summarized data on market competitive levels of base salary, annual incentive opportunities and long-term incentive grants.  This analysis updated competitive market data developed in 2006 and also provided benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package for executive officers of similarly situated companies.  Other publicly available information and input from Towers Watson on other factors, such as recent market trends, supplemented this information.  In conducting this benchmarking, Towers Watson utilized a selection of peer companies, which was reviewed by the Committee to ensure that it represented organizations of the appropriate size and complexity based upon key financial factors such as annual gross revenues, shareholder return and market capitalization.  In January 2008, the Committee approved the peer group below containing sixteen medical technology and device manufacturers and distributors, some of which we compete against for executive talent.

•	Advanced Medical Optics, Inc.	•	Invacare Corporation

•	Arrow International, Inc.	•	Kinetic Concepts, Inc.

•	ArthroCare Corporation	•	Millipore Corporation

•	CONMED Corporation	•	NuVasive, Inc.

•	Cooper Companies, Inc.	•	Pediatrix Medical Group, Inc.

•	Edwards Lifesciences Corporation	•	Resmed, Inc.

•	Haemonetics Corporation	•	Respironics, Inc.

•	Integra LifeSciences Holding Corporation	•	STERIS Corporation

As described further below, the peer group above was used in connection with the Committee’s approval of our executive compensation philosophy in March 2008.  During 2008, four of the companies within the peer group were acquired or ceased being publicly traded companies.  This caused the peer group to be a small number of companies with a median revenue much larger than Company.  As a result, in December 2009, the Committee requested that Towers Watson review the Company’s peer group and recommend an updated list to reflect acquisitions and other changes in the peer group.  In March 2010, the Committee approved a new peer group, consisting of the Companies set forth below.

•	AGA Medical Holdings Inc.	•	Mednax Inc.

•	American Medical Systems Holdings Inc.	•	NuVasive, Inc.

•	Cooper Companies, Inc.	•	Resmed, Inc.

•	Edwards Lifesciences Corporation	•	Sirona Dental Systems Inc.

•	ev3 Inc.	•	STERIS Corporation

•	Gen-Probe Inc.	•	Thoratec Corporation

•	Haemonetics Corporation	•	Volcano Corporation

•	Intuitive Surgical Inc.	•	West Pharmaceutical Services Inc.

•	Integra LifeSciences Holdings Corporation	•	Wright Medical Group Inc.

•	Medicis Pharmaceutical Corporation

The Committee intends to use this updated peer group when procuring future competitive market data to assist it in making compensation decisions.  The Committee intends to continue to monitor the peer group in the future and revise it as appropriate if it no longer consists of comparable peer organizations.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•	annual salary;

•	performance-based incentives in the form of annual cash bonuses; and

•	long-term equity-based incentives, generally in the form of stock options granted under the 2004 LTIP.

The Committee reviews annually what portion of an executive officer’s compensation should be in the form of salary, potential annual performance-based cash bonuses and stock option-based compensation.  The Committee believes an appropriate mix of these elements, commensurate with our compensation philosophy, will ensure that our compensation objectives are achieved.  See “Executive Compensation Philosophy” below for more information on the Committee’s guidelines for each element of executive compensation. As part of its decision making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers.  This information includes a specific review of dollar amounts for salary, bonus, perquisites and long-term incentive compensation in the form of stock options.

With respect to incentive compensation, the (i) setting of performance goals for the attainment of cash bonuses and the determination of awards thereunder and (ii) determination of the number and type of annual equity-based compensation awards are typically done at different times during the year.  The Committee believes that the separation of the timing of these grants and awards provides for increased incentives for the recipients.  These incentives are based on financial objectives that are important to the Company, including income or cashflow attainment and sales attainment.  To a lesser extent, individual performance is also taken into account.  The consideration of individual performance enables the Committee to differentiate among executive officers and emphasize the link between personal performance and compensation.  We do not currently provide stock appreciation rights or other incentive compensation, but in 2007 we began granting restricted stock to non-executive officers only, in addition to or in lieu of stock option grants.  Under the 2004 LTIP, the Company may grant restricted stock to named executive officers and other key employees in the future.

Certain executive officers are eligible to participate in the Orthofix Deferred Compensation Plan, whereby such eligible participants may elect to defer a portion of their earnings each year.  Executive officers and directors are also eligible to participate in our SPP.  We also provide our executive officers and directors with certain limited perquisites discussed below.

Executive Compensation Philosophy

In March 2008, the Committee approved the following executive compensation philosophy, which is based upon the January 2008 peer group outlined previously.  Our executive compensation philosophy is a “pay-for-performance” philosophy.  This philosophy takes into account the results of our benchmarking surveys and assumes that the Company meets or exceeds its performance goals.  This compensation philosophy emphasizes pay at risk through awards made under the cash-based annual incentive plan as well as grants made under the long-term equity compensation program as outlined above.

Pay Element	Market Position	Rationale

Base Salary	50th Percentile	“Competitive” annual salary.

Total Cash Goal (1)	50th Percentile (2)
Target incentive opportunity aligned with market 50th percentile to be “competitive.”  Opportunity for greater than “competitive” cash compensation only if individual and company performance exceeds target goals.

Long-Term Incentive Grants	The annual long-term equity incentive grant program is designed to align senior management with shareholders while being fair and competitive (3)
Consider market competitive expected value delivered annually, as well as reward individual and company performance, retain key employees and provide alignment with shareholder interests while thoughtfully managing share utilization/dilution.

Total Direct Compensation Goal (4)	50th Percentile	Align long-term incentive plus total cash with shareholder interests and reward individual and company long-term performance.
  _______________
(1)           Total cash compensation equals annual salary plus annual cash incentives.
(2)           Actual award levels will vary within a set range developed around a target based upon primarily company performance goals, but also individual performance goals.
(3)           As noted below, the equity grants may be higher or lower than the market 50th percentile based upon a variety of factors.
(4)           Total direct compensation equals total cash plus annualized expected value of long-term incentives.

           The Committee generally engages a compensation consultant to provide peer group benchmarking survey information every few years.  In years when benchmarking survey information is not procured, the Committee uses data provided to the Committee during the prior year, and makes cost-of-living or other adjustments as it deems appropriate.  The Committee obtained benchmarking survey information from Towers Watson in March 2008, which was used in the Committee’s determination of compensation levels for 2008.  The Committee did not procure new benchmarking survey data when setting 2009 and 2010 compensation levels in February 2009 and January 2010, respectively, but instead used the prior year’s data and applied merit and cost-of-living adjustments, which adjustments generally increased compensation in the amount of 3-5% per executive from prior year amounts.  In future years when benchmarking survey information is procured, the Committee intends to use the new March 2010 peer group described above.

Our target percentiles are guidelines.  The annual salary, bonus and equity awards may be higher or lower than the 50th percentile for certain individuals based upon company and individual performance, competitive market practices, shareholder alignment, availability of shares for equity grants and the need for executive retention.  However, as of 2008, when the Committee last obtained benchmarking survey information, we believe that no element of the executive compensation of any of our named executive officers was materially different than the 50th percentile.  The Committee also departs from the target percentiles for other purposes based upon particular facts and circumstances that apply to an individual, entity or a division at the time, including adjustments due to market conditions, the promotion of employees and other factors.

Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers.  In making these decisions, the Committee considers each executive officer’s performance, the market compensation levels for comparable positions within and outside our peer group, performance goals and objectives and other relevant information, including recommendations of the Chief Executive Officer.

Performance-Based Incentives

Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of annual performance-based cash bonuses.  Short-term incentives, like our annual incentive program, tie executive compensation to our immediate financial performance as well as, to a certain extent, individual performance.  Each executive officer generally participates in our annual incentive program as it is our primary means of providing for an annual cash bonus.

The annual incentive program is based on goals determined by the Committee in line with annual budgets approved by the full Board.  Under our program, at the outset of each year the Committee establishes target performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below.  We set the performance goals with the intent that it will be challenging for a participant to receive 100% of his potential bonus amount.  However, based on the goals set, an executive officer can earn from 0% of this targeted bonus to 150% of his targeted bonus based upon actual performance measured against the range of established performance goals.  Varying bonuses are paid for the attainment of specified goals within that range.  For named executive officers the maximum bonus is a percentage of that person’s salary.  See “Agreements with Named Executive Officers” below for more information on the amount of each named executive officer’s eligible bonus.

In general, we establish separate performance goals for each of (i) Orthofix and its subsidiaries on a consolidated basis, (ii) our Breg subsidiary, (iii) our U.S. Orthopedics business unit, (iii) our spine stimulation business unit, (iv) our spinal implants business unit, (v) our Biologics business unit and (vi) our international division.  Each participant in the program is assigned to one or more of these categories.  The Chief Financial Officer is responsible for overseeing the process of determining proposed goals for the Company and each of its subsidiaries, divisions and business units.

The proposed goals and related matrix are then provided to the Committee for review and approval.  To calculate the bonus amount, the achievement percentage for each component is multiplied by its component’s percentage weight.  The products are added together to produce a resulting weighted percentage.  For each participant, this percentage is used to determine what amount of the pre-established bonus goal amount will be paid.  The weighted percentage is then multiplied by the target amount of bonus for which that participant is eligible.  The following is an illustration only of how this calculation may work using sample attainment percentages and maximum eligible bonus numbers:

Performance Goal	Weighting	Attainment	Product
Revenue	50%	100%	50%
EBITDA	50%	75%	37.5%
		Weighted Percentage:	87.5%

Target Bonus:  40% of base salary of $200,000 = $80,000

Bonus Calculation: $80,000 (at target) multiplied by 87.5% (weighted percentage attainment) = $70,000 bonus

The Committee has the discretion to review an entity’s or business unit’s actual results (or an individual’s or division’s performance) and consider certain mitigating factors, such as one-time costs or events such as acquisitions or other unique corporate (or personal) events not contemplated at the time the goals were established.  These may be excluded from the financial information used in connection with the determination of bonuses or the financial (or individual) information may be otherwise adjusted in light of these mitigating factors.

Typically, the goals are set in February for the current year and payments are made the following March for the previous fiscal year.  All members of the Committee participated in the determination of the cash bonus amounts to be paid to the named executive officers for their performance and services during 2009. Executive officers are notified in writing of the goals and bonus eligibility for any given year.  The terms of the notice generally require that the executive officer be an employee on the date of payment in order to be paid any compensation under the annual incentive program.

2009 Performance Goals for Named Executive Officers

The annual incentive program in 2009 consisted of the following performance goal components and were weighted as follows (except in the case of Mr. Finegan):

•
50% – based on the attainment of a specified dollar amount of revenue for Orthofix and its subsidiaries on a consolidated basis or the applicable subsidiary, business unit or division, as applicable (described as “Revenue” in the table below); and

•
50% – based on the attainment of (i) in the case of Orthofix and its subsidiaries on a consolidated basis, a specified EBITDA target (described as “EBITDA” in the table below), and (ii) in the case of our subsidiaries, business units and divisions, the attainment of a specified dollar amount of operating income (excluding depreciation, amortization and FAS123R expense) (described as “Operating Income” in the table below).

For Mr. Finegan, performance goal components were weighted as described above, except that a 25% weight was given to Revenue for each of (i) Orthofix and its subsidiaries on a consolidated basis and (ii) the Biologics business unit.

In addition, bonus payments for individuals assigned to the subsidiary, business unit or division bonus arrangements were subject to a potential reduction of 25% of total bonus if a specified dollar amount of operating income (excluding depreciation, amortization and FAS123R expenses) targets are not attained for Orthofix and its subsidiaries on a consolidated basis.

We developed these weightings with the intent of linking most of the bonus to quantifiable entity or business unit performance measures.  The performance range for each of the goals is 25% to 150%.  The table below describes the goals for each of the categories assigned to our Named Executive Officers.  Each goal is shown as percent growth from 2008, except in the case of Biologics, which is shown in US dollars.

Category of 2009 Goals (Shown as Percent Growth from 2008 Except as Noted)	Percent Achievement
	25%	50%	75%	100%	125%	150%

Orthofix and its Subsidiaries on a Consolidated Basis (1)
Revenue	0.1%	1.7%	3.3%	5.0%	6.6%	8.3%
EBITDA	6.3%	9.0%	12.2%	14.9%	19.8%	25.6%

U.S. Orthopedics (2)
Revenue	0.0%	2.2%	5.7%	7.3%	8.4%	10.6%
Operating Income (3)	-6.5%	-4.6%	-2.1%	-0.1%	1.9%	4.4%

Spine Stimulation (4)
Revenue	0.2%	1.9%	4.3%	6.5%	8.7%	10.1%
Operating Income (3)	-6.5%	-4.6%	-2.1%	-0.1%	1.9%	4.4%

Biologics (5)
Revenue (US$ in Thousands)	$9,712	$10,224	$10,762	$11,328	$12,461	$13,707

(1) Applicable to Messrs. Milinazzo, Vaters and Finegan (except that Revenue is applicable at the 25% adjusted weighting described above in the case of Mr. Finegan.
(2) Applicable to Mr. Simpson.
(3) The Operating Income targets for the U.S. Orthopedics and Spine Stimulation business units in 2009 reflected an expected increase in investments in research and development projects in these business units from 2008 to 2009, which investments were made to sustain future growth but were not expected to cause any growth in operating income from 2008 to 2009.
(4) Applicable to Mr. Brown.
(5) Applicable to Mr. Finegan (at the 25% adjusted weighting described above).

2009 Performance Goal Results for Named Executive Officers

In February 2010, after reviewing the results achieved in 2009 for each of the relevant components, the Committee determined that the following weighted achievement percentages were attained by our named executive officers participating in the plan: 109% for Messrs.  Milinazzo and Vaters, 116% for Mr. Finegan, 147% for Mr. Brown and 143% for Mr. Simpson.  See “Agreements with Named Executive Officers – Compensation.”  Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Outside of the annual incentive program, in any year the Committee has and does exercise its discretion to grant bonuses for performance or for other circumstances in any year, such as in the cases of new hires and promotions.  In February 2010, the Committee awarded Mr. Vaters a discretionary bonus of $100,000 to recognize the Committee’s determination that he had made significant contributions to the Company during the 2009 year beyond the scope of his responsibilities.  See “Summary Compensation Table” for discretionary bonuses for 2009.

Long-Term Equity-Based Incentives

Our primary equity compensation plan for executive officers is the 2004 LTIP.  Some executive officers continue to hold outstanding awards under one or more of our prior equity-compensation plans, namely our Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants.  We no longer grant awards under these plans.  All executive officers and directors are also eligible, at their discretion, to purchase shares of common stock pursuant to our SPP.  Each plan is described below.  The Committee administers each of these plans (other than the Staff Share Option Plan) and only the Committee makes grants to named executive officers under the 2004 LTIP.  In addition, the Committee has authority to make inducement grants to newly hired employees, as it did in 2008 in connection with the hiring of Mr. Vaters, and in 2009 in connection with the hiring of Kevin Unger, the Company’s President, Orthofix Spinal Implants.  These inducement grants are made on terms that are substantially the same as grants made under our 2004 LTIP.

The Committee’s date of approval of a stock option or restricted stock grant is typically the second quarterly in-person Board meeting of the fiscal year.  The grant date of a stock option or restricted stock is on or after the approval date and typically is the last business day of June for any options approved at this second Board meeting.  Actual grant dates are determined, among other factors, in accordance with past practice for annual grants, the Committee’s determination of an appropriate grant date, as well as our communications policy.  Under this policy, employees are alerted to their option grants and grants of restricted stock.  We also take into account that approvals may be required in advance of expected acquisitions, new hires or other transactions.  For example, in connection with expected new hires, the grant approval may be included in an offer letter even though the actual date of grant is typically not until the employee’s first day of employment.  Our policy, in accordance with the 2004 LTIP, is that the closing price of the stock on the date of grant will be used to price stock options.

The Committee generally grants stock options and restricted stock as noted above and does not specifically take into consideration the release of material non-public information when determining whether and in what amount to make stock option grants and grants of restricted stock.  In addition, the Committee does not have a specific policy of setting grant dates in coordination with the release of material non-public information and we do not have a policy of timing our release of material non-public information for the express purpose of affecting the value of executive compensation.

In 2009, the Committee granted the following option amounts to our named executive officers: 90,000 options to Mr. Milinazzo, 65,000 to Messrs. Vaters and Mason, 40,000 to Mr. Finegan, and 25,000 to Messrs. Brown and Simpson.  The Committee determined these amounts by approving a total 2009 bonus pool for all executive officers and employees and allocating them amongst individuals according to seniority and responsibility levels within the organization and in a manner consistent with other elements of their individual compensation.  For example, the amounts awarded to Messrs. Brown and Simpson reflected the Committee’s determination to award 25,000 to the presidents of each of the Company’s business units and divisions, while the greater amounts awarded to Messrs. Milinazzo, Vaters, Mason and Finegan reflected their respective responsibilities and leadership roles at the group company level in the organization.

Current Equity Compensation Plans

2004 Long-Term Incentive Plan

The 2004 LTIP is a long term incentive plan that was originally adopted by the Board on April 15, 2004.  The original plan was approved by shareholders on June 29, 2004 and was amended and restated on November 5, 2004 and on June 20, 2007 and amended further on June 19, 2008.  As of March 31, 2010, 77,720 shares remain available for issuance under the 2004 LTIP.  Awards can be in the form of a stock option, restricted stock, restricted share unit, performance share unit, or other award form determined by the Board.  Awards expire no later than 10 years after the date of the grant.  To date, we have granted only non-qualified stock options and restricted stock under the plan.  2007 was the first year in which we made awards of restricted stock.  To date, we have only made restricted stock awards to employees at the director-level (i.e., employees with the title of “director”) or below and not to persons then-serving as executive officers or members of the Board of Directors.  Stock options and restricted stock generally vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company, but the Committee may provide different vesting provisions depending on the nature of and reason for the grant (or in the event of a change of control or termination of employment).

The goal of our 2004 LTIP is to create an ownership interest in the Company in order to align the interests of executive officers with shareholders, to more closely tie executive compensation to our performance and to create long-term performance and service incentives for executive officers and other key employees.  Stock options and restricted stock awards are granted to executive officers and other employees:

•	in conjunction with the second quarterly in-person Board meeting of the fiscal year, generally held in May or June;

•	as new-hire incentives or in connection with promotion to a new position;

•	in connection with our acquisitions; and

•	otherwise in connection with retention, reward or other purposes based on the particular facts and circumstances determined by the Committee.

In 2009, pursuant to the 2004 LTIP, 742,500 stock options were granted to our employees and directors in connection with our long-term equity grant program, for new hire equity grants, promotional equity grants, as well as ongoing equity grants, of which 400,000 stock options were granted to our executive officers, and 54,000 stock options were granted to our non-employee directors (a total of 30,000 to Mr. Mainelli in connection with his joining the Board in 2009, and 3,000 each to other non-employee directors pursuant to Orthofix’s annual grant to its directors).

The 2004 LTIP was amended in 2008 to limit the number of shares of Company common stock that may be awarded under the plan as full value awards (such as restricted share units payable in Company common stock, performance share units payable in Company common stock, restricted stock and Other Awards (as defined in the 2004 LTIP) payable in Company common stock) to 100,000 shares.

The Company maintains a Stock Option and Restricted Stock Delegation Policy under which the Committee has delegated to Mr. Milinazzo for 2010 the authority to grant, subject to availability under the plan, up to an aggregate of 125,000 stock options and restricted stock awards (referred to as delegated awards) during the calendar year to newly-hired employees, employees who are promoted to new positions within the Company, and employees of the Company deemed eligible due to outstanding or special performance; provided, however, that for purposes of the delegation, any stock option grant counts as one delegated award and any restricted stock award counts as four delegated awards, such that no more than 31,250 restricted stock awards may be made under the delegation in any calendar year.  For example, if one employee is granted 1,000 stock options and 1,000 shares of restricted stock, that grant would count as 5,000 delegated awards.  Any single employee award is limited to a maximum of 15,000 delegated awards (a maximum of 3,750 restricted stock awards).  These grants of delegated awards may not be made to officers obligated to file reports under Section 16(a) of the Exchange Act.

Under the Company’s current stock option agreement form (which has been used since 2009), options vest and become exercisable in one-third increments on each of the first, second and third anniversaries of the grant date (or in the event of a change in control or, under certain circumstances, termination of employment).  The options expire and are no longer exercisable 10 years from the grant date and are subject to early termination as a result of a termination of employment or a change of control of the Company.   Other relevant provisions in the nonqualified stock option agreement are as follows:

•
If, prior to an option vesting, the optionee’s employment is terminated other than (1) for cause, (2) upon death or permanent disability, or (3) voluntary termination (as defined in the form option agreement but excluding a retirement in accordance with the Company’s retirement policies (if any) or a termination for “good reason” if the optionee has entered into an agreement with the Company providing for a termination for “good reason”), any options that would have been vested as of December 31 of the year in which termination occurs shall automatically vest as of the date of termination and remain exercisable by the optionee for 180 days after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•
If the optionee’s employment is terminated by reason of death or permanent disability, all options shall automatically vest and remain exercisable by the optionee (or a transferee under a domestic relations order, the optionee’s estate, personal representative or beneficiary, as applicable) for 12 months after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

•
If the optionee’s employment is terminated for cause or if the optionee terminates employment under circumstances constituting a voluntary termination, the optionee may exercise the options (only to the extent vested at the date of termination) at any time within three months after the date of such termination in accordance with their terms.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•
Upon the occurrence of a change of control of the Company, all options shall automatically vest and remain exercisable in accordance with the provisions applicable thereto.  The options will expire and no longer be exercisable to the extent not exercised within 10 years from the grant date.

Certain grants made prior to 2009 include terms that provide that if an executive has an employment agreement with the Company, he or she will have the full term to exercise his or her options in circumstances described above where the optionee has 180 days under the current form.

The Company has historically utilized stock options as the principal means of providing its executive officers and other employees with equity incentive compensation.  However, following the adoption of the amended 2004 LTIP in June 2007, the Compensation Committee began making grants of restricted stock to certain employees who hold an employee title of director or below as part of the Company’s compensation strategy of linking long-term benefits to the rate of return received by stockholders and as a retention device.  The Company did not make any such grants in 2008 or 2009, though the Committee retains discretion to make grants of restricted stock to employees.

The restricted stock granted by the Company has a vesting period that must be satisfied before the shares are available to the employee.  The restricted shares of stock granted by the Company typically vest with respect to one-third of the shares covered by each grant agreement on the first, second and third anniversaries of the grant date (or in the event of a change of control or, under certain circumstances, termination of employment).

Stock Purchase Plan

Our SPP, as amended in 2008 and 2009, provides for the issuance of shares of our common stock to eligible employees and directors of the Company and its subsidiaries that elect to participate in the plan and acquire shares of our common stock through payroll deductions (including executive officers).  During each purchase period, eligible individuals may designate between 1% and 25% (or any other percentage as determined by the Compensation Committee) of their cash compensation to be deducted from that compensation for the purchase of common stock under the plan.  Under the plan, the purchase price for shares is equal to the lower of (i) 85% of the fair market value per share on the first day of the plan year and (ii) 85% of the fair market value of such shares on the last day of the plan year.  The plan year begins on January 1 and ends on December 31.

As further described in more detail in Proposal 2, the Company is proposing to further amend the SPP to increase the number of shares that may be issued under the SPP by 450,000 to 1,850,000 to ensure that we have a sufficient number of shares of our common stock available for issuance.

Previous Equity Compensation Plans

Staff Share Option Plan

The Staff Share Option Plan is a fixed share option plan which was adopted in April 1992.  There are no options remaining to be granted under the Staff Share Option Plan and only 128,825 stock options granted under it remain outstanding.  All outstanding stock options are vested.  Under the Staff Share Option Plan, we granted options to our employees at the estimated fair market value of such options on the date of grant.  Options granted under the Staff Share Option Plan expire 10 years after date of grant.

Performance Accelerated Stock Option Inducement Agreements or PASOs

           On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc., including Mr. Mason.  Pursuant to the original PASO, Orthofix granted 150,000 stock options to Mr. Mason as a key executive officer of Breg, Inc.  The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date Orthofix announced the agreement to acquire Breg, Inc.  The options vested on December 30, 2007, the fourth anniversary of the grant date.  Following vesting on December 30, 2007, the original PASO limited Mr. Mason’s ability to exercise specific numbers of options during the years 2008 – 2012.  If not exercised sooner as permitted under the original PASO, all options would have ultimately been exercisable after December 30, 2012, but prior to December 30, 2013.

As an inducement to Mr. Mason to extend the term of his prior employment agreement with the Company for one year, which agreement would otherwise have terminated on December 31, 2007, as well as to meet certain requirements under Section 409A of the Internal Revenue Code, the Company and Mr. Mason entered into an Amended and Restated Performance Accelerated Stock Option Agreement (“Amended PASO”) in November 2007.  The Amended PASO did not change the vesting date of the options granted thereunder.  However, the Amended PASO provided that Mr. Mason’s options could only be exercisable during the fixed period beginning January 1, 2009, and ending on December 31, 2009.

On October 14, 2008, the Company entered into a Second Amended and Restated Performance Accelerated Stock Options Agreement (the “Second Amended PASO”) with Mr. Mason that replaced the Amended PASO. The 150,000 stock options represented by the PASOs (the “PASO Options”) were already fully vested and exercisable at 38.00 per share at any time in 2009.  The sole purpose of the Second Amended PASO was to amend certain of the exercise provisions.  Under the Second Amended PASO, Mr. Mason has elected that, subject to certain exceptions detailed in the Second Amended PASO, his PASO Options will only be exercisable during certain fixed periods as follows: 50,000 PASO Options beginning on each of (i) January 1, 2010 and ending on December 31, 2010, (ii) January 1, 2011 and ending on December 31, 2011, and (iii) January 1, 2012 and ending on December 31, 2012.  Mr. Mason is not required to continue his employment to be able to exercise these options.  Subject to certain termination provisions, any portion of the respective PASO Options that are not exercised by the last day of the applicable exercise period will not be exercisable thereafter and will lapse and be cancelled.

Other Compensation

Deferred Compensation Plan

In December 2006, the Board approved the adoption of the Orthofix Deferred Compensation Plan by Orthofix Holdings, Inc.  This plan became effective on January 1, 2007, and its terms essentially mirror our 401(k) plan.  Prior to January 1, 2009, all non-employee directors of the Company, Orthofix Holdings, Inc. and any of their subsidiaries (which we refer to as the Parent Group) that have been approved for participation and a select group of management or highly compensated employees of the Parent Group were eligible to participate (including named executive officers).  As a result, a number of our executive officers, as well as Messrs. Gero and Kester, elected to participate under the plan.  In order to comply with Section 457A of the Code, the plan was amended and restated effective January 1, 2009 to provide, among other things, that following such date, (i) directors are not eligible to defer director’s fees received following January 1, 2009, and (ii) no employee who is a U.S. taxpayer who performs services for the Company and who receives compensation for services performed for the Company will be eligible to defer any of such compensation received following such date.  (However, if the U.S. taxpayer performs services for a member of the Parent Group other than the Company and receives compensation for such services, he will be able to participate in the plan with respect to compensation received for services performed for the other members of the Parent Group.)  The treatment of previously deferred amounts by such former participants is described below.  As a result of the amendment, non-employee directors are no longer eligible to make new contributions to the plan.

Under the plan, as amended and restated, participants may elect to defer salary and bonus on a pre-tax basis. The minimum deferral amount is $2,000 per plan year and the maximum deferral amounts are 50% of the participant’s salary and bonuses.  The plan year is the calendar year.  The plan is intended to be an unfunded plan under the provisions of ERISA and although the amounts deferred are considered fully vested, none of the Parent Group members are required to set aside funds for the payment of benefits under the plan, such benefits being paid out of the general assets of the Parent Group member that employs the particular participant receiving the benefit or for which the particular participant serves as a director.  Orthofix Holdings, Inc. has established a rabbi trust to provide funds for the payment of benefits under the plan, and it is currently making discretionary contributions to the rabbi trust in amounts equal to the compensation deferred by plan participants. While the rabbi trust is an asset of Orthofix Holdings, Inc. and can be revoked by Orthofix Holdings, Inc. at any time, upon a change of control, the rabbi trust will become irrevocable and must be used to pay plan benefits.  Further, if a change of control occurs, Orthofix Holdings, Inc. must make a contribution to the rabbi trust in an amount that is sufficient to pay all plan benefits and the projected fees and expenses of the trustee of the rabbi trust.  It is intended that the terms of the plan will be interpreted and applied to comply with Section 409A of the Internal Revenue Code.

In general, participants may defer compensation under the plan by submitting a Participation Agreement (as defined in the plan) to the plan administrator by December 31 of the calendar year immediately preceding the plan year, and newly eligible participants may participate in a partial year by submitting such an agreement within 30 days of becoming eligible for participation in the plan.  For record keeping purposes, accounts shall be maintained for each participant to reflect the amount of his deferrals and any hypothetical earnings or losses on the deferrals. Participants must designate the portion of their contributions to be allocated among the various independently established funds and indexes chosen by the plan administrator, or Measurement Funds, to measure hypothetical earnings and losses on the deferred amounts.  The balance credited to each participant’s account will be adjusted periodically to reflect the hypothetical earnings and losses.  We are not obligated to invest any amount credited to a participant’s account in such Measurement Funds or in any other investment funds.

A participant may elect to receive an in-service distribution of the balance credited to his plan account in a lump sum or in a series of annual installments over a one, three, five or ten-year period.  In the event a participant terminates employment with the Parent Group for any reason other than retirement or death, the participant will receive a distribution of the entire amount credited to his account in a single lump sum.  In the case of a termination  due to retirement or in the case of a change of control, the participant can elect to receive either a single lump sum or a series of annual installments over a one, three, five or ten year period. In the case of a termination due to death or if a participant experiences a disability, the balance credited to the participant’s account will be paid out in a single lump sum, unless installment payments have already begun at the time a participant dies.  In such a case, such installments shall be continued as originally elected unless the participant’s beneficiary is a trust or estate, in which case the remaining balance will be paid in a lump sum.  In the case of amounts previously deferred by former participants, such amounts will be distributed to each former participant on the earlier of (i) December 31, 2017, payable in a single lump sum, or (ii) the specified date or the installment schedule previously elected by such former participant, or pursuant to the provisions described above in the event of such former participant’s death or disability or a change of control.  Participants may also petition the plan administrator to suspend any deferral contributions being made by the participant and receive a payout from the plan in the event of an unforeseeable emergency (as defined in the plan).  No participant or beneficiary may alienate, transfer, pledge or encumber plan benefits prior to payment.

In connection with the amendments to the plan that were made effective January 1, 2009, and in accordance with Section 409A of the Code, the Company gave non-employee directors the opportunity to make a one-time election to receive a distribution of their previously deferred amounts, provided that such election had to be made before December 31, 2008.  Mr. Kester made such election and received a distribution from the plan of $93,455.  Currently there are no longer any non-employee directors who make contributions to the plan.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites including a car allowance, reimbursement for tax preparation expenses and an annual physical exam.  In addition, our executive officers and directors are entitled to reimbursement of expenses relating to their spouse’s travel in connection with no more than one Board meeting per year.  We do not consider any of these significant or out of the ordinary course for similarly situated companies.

Other Plans

Executive officers participate in our 401(k) plan on the same basis as other similarly situated employees.  Other than the Orthofix Deferred Compensation Plan, we do not have a long-term retirement plan or other deferred compensation plan.

Employment and Other Agreements with the Company

Pursuant to employment agreement guidelines adopted by the Committee, all of our named executive officers have employment agreements.  Generally, our employment agreement guidelines provide that executive officers who report directly to the Chief Executive Officer receive full employment agreements that provide for a term of employment, renewal terms, base salary and bonus provisions, eligibility for equity incentive compensation, benefits and restrictive provisions (non-competition, non-solicitation, confidentiality and invention assignment), as well as a variety of payments depending on the circumstances surrounding the executive officer’s separation from the Company.

The guidelines generally require a one-year waiting period of employment prior to our entering into these employment agreements.  However, these guidelines may be waived if an employment agreement is determined to be necessary or advisable, such as to attract or retain certain persons.  Further, the Compensation Committee need not review and approve employment agreements which are legally required or normal and customary in certain jurisdictions and which are not considered “full employment agreements” as outlined in the guidelines.

The employment agreement guidelines do not address every situation, and the Committee deviates and makes employment agreement decisions based on particular facts and circumstances.  Any exceptions to these guidelines must be approved by the Committee.

All officers receiving full employment agreements and selected other executive officers or employees that are exposed to legal risk in the performance of their employment, as well as all directors, also receive indemnity agreements from the Company.  See “Agreements with Named Executive Officers” for more information on the terms of particular employment agreements.

Elements of Post-Termination Executive Compensation

In accordance with our employment agreement guidelines, certain of our senior executive officers have employment agreements with one of our subsidiaries (typically Orthofix Inc. in most instances).  These agreements outline the compensation payable to each executive officer, which is consistent with the pay structure described above.  They are also intended as a retention tool for senior executive officers and to remove some of the uncertainty surrounding potential change of control transactions.  To that end, the agreements provide for certain payments upon termination (e.g., without cause, for good reason, etc.), which payments increase in certain instances following a change of control.  For instance, following a change of control, the amount payable for termination without cause or for good reason generally increases by 25% to 50%, depending on the executive.  With respect to a change of control, most agreements provide for a “double-trigger” so that a change of control itself does not trigger any payments.  However, under separate option agreements, all stock options immediately vest upon a change of control without reliance on any other triggering event.  The employment agreements and the 2004 LTIP each provide specified definitions of what constitutes a “change of control.”  See “Agreements with Named Executive Officers” and the discussion of the 2004 LTIP in the narrative following “Executive Compensation – Grants of Plan-Based Awards.”

Stock Ownership Guidelines

Under the Company’s Corporate Governance Guidelines, each director is encouraged to have a personal investment in Orthofix through such director’s ownership of shares of Orthofix common stock.  In addition, the Board and Compensation Committee are currently in the process of implementing formal stock ownership guidelines for the Company’s directors and executive officers.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation payments to our named executive officers in excess of $1 million per year per person, unless certain requirements are met.  Although compensation paid to the named executive officers has historically not exceeded deductibility limits under Section 162(m) of the Internal Revenue Code, to the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code.  At last year’s annual general meeting, our shareholders to approve the material terms for the payment of incentive compensation to the named executive officers under the Company’s annual incentive program.  As a result, the compensation paid pursuant to such material terms will be fully deductible by the Company under Section 162(m) of the Code even if such compensation exceeds $1 million for year per person.  If compliance with Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our shareholders, the Committee will abide by our compensation philosophy.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers with respect to 2008 and 2009.  The named executive officers include our principal executive officer (“Chief Executive Officer”) and principal financial officer (“Chief Financial Officer”), together with our three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, as well as Mr. Mason (who ceased serving as an executive officer during 2009 but would have met the foregoing criteria had he still remained an executive officer at December 31, 2009).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)

(a)	(b)	(c)	(d)		(f)	(g)	(i)		(j)
Alan W. Milinazzo –	2009	509,846	_		882,111	416,925	26,182	(7)	1,835,084
President and Chief Executive Officer (Principal Executive Officer)(6)
	2008	500,000	_		517,156	148,500	21,115		1,186,771

Robert S. Vaters –	2009	363,838	100,000	(2)	905,420	238,056	74,423	(9)	1,681,737
Executive Vice President and Chief Financial Officer (Principal Financial Officer) (8)
	2008	107,692	_		996,205	69,300	24,579		1,197,776

Michael M. Finegan –	2009	309,654	_		566,828	179,800	21,467	(10)	1,077,749
President, Biologics and Vice President, Corporate Development
	2008	280,000	_		277,753	55,440	20,370		633,563

Eric Brown –	2009	299,086	3,750		337,235	219,949	23,616	(11)	883,636
President, Spine Stimulation
	2008	285,000	10,000		164,494	162,493	22,955		644,942

Michael Simpson –	2009	289,882	_		241,525	207,350	20,285	(12)	759,042
President, Orthopedics North America
	2008	280,000	105,000		278,468	165,200	20,360		849,028

Bradley R. Mason –	2009	373,478	_		735,093	290,472	33,146	(14)	1,432,189
Strategic Advisor(13)
	2008	322,115	–		624,209	197,249	35,634		1,179,207

 ______________

(1)	Amounts include salary deferred and further described in “Deferred Compensation.”
(2)
The amount shown in the row for Mr. Vaters in 2009 reflects a discretionary bonus of $100,000 awarded to Mr. Vaters by the Compensation Committee to recognize the Committee’s determination that he had made significant contributions to the Company during the 2009 year beyond the scope of his responsibilities.  The amount of this discretionary bonus was determined by the Committee based on taking into account the Committee’s estimation of the additional value to the Company of such contributions relative to the total compensation paid to Mr. Vaters during the year and determining an amount the Committee deemed appropriate to bring Mr. Vaters' aggregate compensation for the year in line with his total contributions.  The amount shown in the row for Mr. Brown in 2009 reflects a bonus of $3,750 paid in connection with his participation during the first quarter of 2009 in a quarterly special bonus program for non-executive officers specific to the 2009 fiscal year; upon being promoted to President, Spine Stimulation during the second quarter of 2009, Mr. Brown was no longer able to participate in this 2009-specific bonus program to non-executive officers.  The amount shown in the row for Mr. Brown in 2008 reflects a bonus of $10,000 paid in connection with his receipt of an internal performance award, which is given to one employee each year in the Company’s then-“domestic” business unit, while in a prior employment role at the Company prior to becoming an executive officer of the Company.  The amount shown in the row for Mr. Simpson in 2008 reflects a bonus of $105,000 paid in connection with certain performance objectives he achieved while working on a potential divestiture of the fixation business.  The amount of the bonus was approved by the Committee and determined by allocating a total potential bonus pool to employees working on the potential divestiture  within the affected business unit in proportion to their seniority, levels of responsibility within the business unit, and anticipated contributions in connection with such potential transaction.

(3)
Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2009 and 2008 aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.  This new presentation replaces the former requirement that equity awards be disclosed in the tables based on the dollar amount recognized by the company for financial reporting purposes for the fiscal year.  The amendment requires disclosure of awards granted during the fiscal year, rather than for services performed in the fiscal year.

(4)
Amounts shown reflect cash bonuses paid in 2010 and in 2009 for performance in 2009 and in 2008, respectively, pursuant to our annual incentive program.  These bonuses, and the Committee’s criteria for determining the amounts awarded, are described further above under “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Performance-Based Incentives – Annual Incentive Program.”

(5)
Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the named executive officer.  In addition, per SEC disclosure rules applicable to plans that are available to all salaried employees, discounts to fair market value on purchases of Orthofix common stock made by named executive officers pursuant to the SPP are not included as compensation in the tables.

(6)
As an employee director, Mr. Milinazzo does not receive additional fees for his services as director.  Since Mr. Milinazzo is listed in this Summary Compensation Table, he is not listed in the Director Compensation Table below.

(7)
This amount includes $10,800 for car allowance, $9,800 for 401k matching, $1,441 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, and $4,141 for family travel expenses in connection with various executive related meetings.

(8)
Effective September 7, 2008, Mr. Vaters was hired by the Company to serve as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.  In conjunction with his employment, Mr. Vaters’ salary in 2008 was $350,000 (pro-rated for the partial year).

(9)
This amount includes $52,783 for housing allowance expenses, $10,800 for car allowance, $9,800 for 401k matching and $1,040 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.

(10)	This amount includes $10,800 for car allowance, $9,800 for 401k matching, and $867 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.
(11)
This amount includes $10,800 for car allowance, $9,800 for 401k matching, $1,930 for an individual disability policy and $1,086 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.

(12)	This amount includes $10,800 for car allowance, $8,673 for 401k matching, and $812 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.
(13)
Prior to November 1, 2009, Mr. Mason was Group President, North America and President, Blackstone Medical, Inc.  Effective November 1, 2009, Mr. Mason and the Company agreed to amend and restate his employment agreement which included his relinquishment of these titles, including being a named executive officer, and take on the new role of Strategic Advisor for the Company.

(14)
This amount includes $10,800 for car allowance, $1,000 for 401k matching, $17,480 for country club dues, $450 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance and $3,416 for family travel expenses in connection with various executive related meetings.

As discussed above in “Compensation Discussion and Analysis,” our compensation program for executive officers and other key employees consists of three primary elements: annual salary; performance-based incentives in the form of annual cash bonuses; and long-term equity-based incentives in the form of stock options and restricted stock granted under our current 2004 LTIP.  That section also explains how salary and bonus relate in proportion to overall compensation.  For a discussion of each named executive officer’s employment agreement, see “Agreements with Named Executive Officers.”  That section includes a description of any applicable potential bonus levels under the annual incentive program for the named executive officers.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during the fiscal year ended December 31, 2009 to the named executive officers.  For any named executive officer not listed in the following table, no information was applicable.

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Award(1) ($)

Alan W. Milinazzo	6/30/2009	6/27/2009	90,000		25.01	882,111
Robert S. Vaters	2/23/2009	2/22/2009	25,000	(2)	18.44	170,328
	6/30/2009	6/27/2009	65,000		25.01	637,081
	6/30/2009	6/27/2009	10,000	(3)	25.01	98,011
Total	–	–	100,000		–	905,420
Michael M. Finegan	2/23/2009	2/22/2009	25,000	(4)	18.44	170,327
	6/30/2009	6/27/2009	20,000		25.01	196,024
	7/25/2009	7/25/2009	20,000		25.01	200,477
Total	–	–	65,000		–	566,828
Eric Brown	3/11/2009	3/10/2009	20,000	(5)	13.45	99,215
	6/30/2009	6/27/2009	5,000		25.01	49,005
	7/25/2009	7/25/2009	20,000		23.58	189,015
Total	–	–	45,000		–	337,235
Michael Simpson	6/30/2009	6/27/2009	15,000		25.01	147,018
	7/25/2009	7/25/2009	10,000		23.58	94,507
Total	–	–	25,000		–	241,525
Bradley R. Mason	6/30/2009	6/27/2009	65,000		25.01	637,081
	6/30/2009	6/27/2009	10,000	(6)	25.01	98,012
Total	–	–	75,000		–	735,093
________________

(1)	Amounts shown reflect the grant date fair value of the stock options awarded calculated in accordance with ASC 718.
(2)	Mr. Vaters received these stock options in connection with the achievement of several performance objectives.
(3)
Mr. Vaters was granted 75,000 stock options on June 30, 2009 with an exercise price of $25.01 per share.  On July 25, 2009, Mr. Vaters voluntarily surrendered 10,000 of these options and gave them back to the Company at no cost to the Company.  These options were cancelled on July 25, 2009.

(4)	Mr. Finegan received these stock options in connection with his promotion to President, Biologics.
(5)	Mr. Brown received these stock options in connection with his promotion to President, Spine Stimulation.
(6)
Mr. Mason was granted 75,000 stock options on June 30, 2009 with an exercise price of $25.01 per share.  On July 25, 2009, Mr. Mason voluntarily surrendered 10,000 of these options and gave them back to the Company at no cost to the Company.  These options were cancelled on July 25, 2009.

The awards reflected in the table above were all made under the 2004 LTIP, unless otherwise noted above.   For information relating to the 2004 LTIP and our other equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”  For information relating to each named executive officer’s employment agreement, see “Agreements with Named Executive Officers.”  For information on grants of awards to our directors under the 2004 LTIP, see “Director Compensation.”  All non-equity incentive plan awards have been paid to named executive officers for 2009.  See “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2009.  For any named executive officer not listed in the following table, no information was applicable.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date

(a)	(b)	(c)		(e)	(f)
Alan W. Milinazzo(3)	100,000	–		39.94	4/11/2016
	33,333	16,667	(4)	44.97	6/29/2017
	21,667	43,333	(5)	28.95	6/30/2018
	–	90,000	(6)	25.01	6/30/2019
Total	155,000	150,000		–	–
Robert S. Vaters(3)	50,000	100,000	(7)	25.05	9/7/2018
	–	25,000	(8)	18.44	2/23/2019
	–	65,000	(9)	25.01	6/30/2019
Total	50,000	190,000		–	–
Michael M. Finegan	50,000	–		38.11	6/29/2016
	14,867	7,433	(10)	44.97	6/29/2017
	6,667	13,333	(11)	28.95	6/30/2018
	3,333	6,667	(12)	23.49	8/19/2018
	5,000	10,000	(13)	15.15	12/10/2018
	–	25,000	(14)	18.44	2/23/2019
	–	20,000	(15)	25.01	6/30/2019
	–	20,000	(16)	25.01	7/25/2019
Total	79,867	102,433		–	–
Eric Brown	9,000	–		34.81	10/4/2014
	10,000	–		43.04	6/30/2015
	12,500	–		38.11	6/30/2016
	6,667	3,333	(17)	44.97	6/29/2017
	6,333	12,667	(18)	28.95	6/30/2018
	1,667	3,333	(19)	10.42	11/21/2018
	–	20,000	(20)	13.45	3/11/2019
	–	5,000	(21)	25.01	6/30/2019
	–	20,000	(22)	23.58	7/25/2019
Total	46,167	64,333		–	–
Michael Simpson	4,500	–		32.18	8/6/2013
	7,000	–		37.76	12/2/2014
	7,000	–		43.04	6/30/2015
	20,000	–		38.11	6/30/2016
	14,867	7,433	(23)	44.97	6/29/2017
	11,667	23,333	(24)	28.95	6/30/2018
	–	15,000	(25)	25.01	6/30/2019
	–	10,000	(26)	23.58	7/25/2019
Total	65,034	55,766		–	–
Bradley R. Mason(3)	–	150,000	(27)	38.00	12/30/2013
	20,000	–		38.11	6/30/2016
	4,445	2,222	(28)	44.97	6/29/2017
	11,667	23,333	(28)	28.95	6/30/2018
	5,000	10,000	(28)	29.17	7/1/2018
	25,000	50,000	(28)	11.51	10/11/2018
	–	65,000	(29)	25.01	6/30/2019
Total	66,112	300,555		–	–
______________

(1)	All options listed in this column were exercisable as of December 31, 2009.
(2)	All options listed in this column were not exercisable as of December 31, 2009.
(3)
On July 25, 2009, Mr. Milinazzo voluntarily surrendered to the Company 85,000 stock options, of which 60,000 were granted to him on September 1, 2005 with an exercise price of $46.33 per share and 25,000 were granted to him on June 29, 2007 with an exercise price of $44.97 per share, at no cost to the Company.  In addition on July 25, 2009, Mr. Vaters voluntarily surrendered to the Company 10,000 stock options granted to him on June 30, 2009 with an exercise price of $25.01 per share at no cost to the Company.  Also, on July 25, 2009, Mr. Mason voluntarily surrendered to the Company 43,333 stock options, of which 20,000 were granted to him on June 30, 2005 with an exercise price of $43.04 per share, 13,333 were granted to him on June 29, 2007 with an exercise price of $44.97 per share and 10,000 were granted to him on June 30, 2009 with an exercise price of $25.01 per share, at no cost to the Company.

(4)	The options vested in one-third increments on June 29, 2008 and June 29, 2009, and the third increment vests June 29, 2010.
(5)	The options vested in a one-third increment on June 30, 2009, and the second and third increments vest on June 30, 2010 and June 30, 2011.
(6)	The options vest in one-third increments on June 30, 2010, June 30, 2011 and June 30, 2012.
(7)	The options vested in a one-third increment on September 7, 2009, and the second and third increments vest on September 7, 2010 and September 7, 2011.
(8)	The options vest in one-third increments on February 23, 2010, February 23, 2011 and February 23, 2012.
(9)	The options vest in one-third increments on June 30, 2010, June 30, 2011 and June 30, 2012.
(10)	The options vested in one-third increments on June 29, 2008 and June 29, 2009, and the third increment vests June 29, 2010.
(11)	The options vested in a one-third increment on June 30, 2009 and the second and third increments vest on June 30, 2010 and June 30, 2011.
(12)	The options vested in a one-third increment on August 19, 2009 and the second and third increments vest on August 19, 2010 and August 19, 2011.
(13)	The options vested in a one-third increment on December 10, 2009 and the second and third increments vest on December 10, 2010 and December 10, 2011.
(14)	The options vest in one-third increments on February 23, 2010, February 23, 2011 and February 23, 2012.
(15)	The options vest in one-third increments on June 30, 2010, June 30, 2011 and June 30, 2012.
(16)	The options vest in one-third increments on July 25, 2010, July 25, 2011 and July 25, 2012.
(17)	The options vested in one-third increments on June 29, 2008 and June 29, 2009, and the third increment vests on June 29, 2010.
(18)	The options vested in a one-third increment on June 30, 2009, and the second and third increments vest on June 30, 2010 and June 30, 2011.
(19)	The options vested in a one-third increment on November 21, 2009, and the second and third increments vest on November 21, 2010 and November 21, 2011.
(20)	The options vest in one-third increments on March 11, 2010, March 11, 2011 and March 11, 2012.
(21)	The options vest in one-third increments on June 30, 2010, June 30, 2011 and June 30, 2012.
(22)	The options vest in one-third increments on July 25, 2010, July 25, 2011 and July 25, 2012.
(23)	The options vested in one-third increments on June 29, 2008 and June 29, 2009, and the third increment vests on June 29, 2010.
(24)	The options vested in a one-third increment on June 30, 2009, and the second and third increments vest on June 30, 2010 and June 30, 2011.
(25)	The options vest in one-third increments on June 30, 2010, June 30, 2011 and June 30, 2012.
(26)	The options vest in one-third increments on July 25, 2010, July 25, 2011 and July 25, 2012.
(27)
Under an agreement with the Company, Mr. Mason has elected that, subject to certain exceptions, (i) 50,000 of these options will be exercisable beginning on January 1, 2010 and ending on December 31, 2010, (ii) 50,000 of these options will be exercisable beginning on January 1, 2011 and ending on December 31, 2011, and (iii) 50,000 of these options will be exercisable beginning on January 1, 2012 and ending on December 31, 2012.  See “Previous Equity Compensation Plans – Performance Accelerated Stock Option Inducement Agreements or PASOs.”

(28)
Under the Amended and Restated Employment Agreement effective November 1, 2009 by and between the Company and Mr. Mason, all stock options granted to Mr. Mason prior to 2009 vested in full and became immediately exercisable on April 1, 2010.

(29)	The options vest in one-third increments on July 25, 2010, July 25, 2011 and July 25, 2012.

Unless stated otherwise in the footnotes above and except for any awards under the Staff Share Plan, Performance Accelerated Stock Option Inducement Agreements or similar awards, all stock options vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company (subject to earlier vesting in the event of a change in control or certain termination events).  For a summary of our standard option agreements, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”  See also “Agreements with Named Executive Officers.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers during fiscal 2009.  For any named executive officer not listed on the following table, no information was applicable.

Option Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

(a)	(b)	(c)

_______________

(1)	None of the named executive officers exercised options during 2009, and as a result, no persons are listed in the table.

DEFERRED COMPENSATION

The following table provides information about the amount of compensation deferred by our named executive officers at December 31, 2009.  For any named executive officer not listed on the following table, no information was applicable.  For more information about deferred compensation, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Other Compensation – Deferred Compensation Plan.”

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)

(a)	(b)	(d)	(f)
Alan W. Milinazzo	131,669	74,575	350,208
Robert S. Vaters	36,384	100	36,484
Eric Brown	32,499	825	66,882
______________

(1)	Represents the dollar amount of salary set forth on the Summary Compensation Table, which the executive has deferred in accordance with the Deferred Compensation Plan.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

We have entered into employment agreements with all of our Named Executive Officers, as described below.

Executive Employment Agreements for Alan W. Milinazzo, Robert S. Vaters, Michael M. Finegan, Eric Brown, Michael Simpson and Bradley R. Mason

In July 2009, we entered into amended and restated employment agreements with each of Messrs. Milinazzo, Vaters, Finegan, Brown and Simpson and Mason.  Each of the agreements is with our operating subsidiary, Orthofix Inc.  We guarantee the obligations of Orthofix, Inc. under these agreements.  The Company’s employment agreements with our executive officers contain substantially similar terms, other than a few items particular to each individual, including title, level of pay and other material differences noted below.  In October 2009, we entered into an amended and restated employment agreement with Mr. Mason as part of his transition to a new non-executive officer Strategic Advisor position with the Company, which agreement is described separately below.

The agreements with Messrs. Milinazzo, Vaters and Finegan are for an initial term that lasts through July 1, 2012, and the agreements with Messrs. Brown and Simpson are for an initial term that last through July 1, 2011.  Each of these agreements provide for automatic one-year renewals on each anniversary thereafter unless either party notifies the other party of its intention not to renew at least 180 days prior to a renewal period as set forth in the agreement.  These agreements further provide that if a change of control (as that term is defined in each agreement) occurs within 2 years of the date on which the initial term expires, or during any renewal term, the agreement will automatically be extended for two years only from the change of control date (as that term is defined in each agreement).

Compensation

Under the agreements, each executive officer agrees to serve the Company and Orthofix Inc. in the capacities and for the compensation levels noted below.  These dollar amounts reflect 2010 pay raises.  Salary levels are reviewed annually by the Compensation Committee and may be further amended from time to time by the Committee.  These salary levels may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other executive officers that does not disproportionately affect the executive officer and does not reduce the executive officer’s base salary to a rate that is less than 90% of the executive officer’s then current base salary amount.

Name	Title	Base Salary (annualized)
Alan W. Milinazzo	President and Chief Executive Officer	$546,000
Robert S. Vaters	Executive Vice President and Chief Financial Officer	$415,000
Michael M. Finegan	President, Biologics and Vice President, Corporate Development	$319,300
Eric Brown	President, Spine Stimulation	$308,228
Michael Simpson	President, Orthopedics North America	$298,700

Each of Messrs. Milinazzo, Vaters, Finegan, Brown and Simpson participate in our annual incentive program.  For 2010, the amount that can be earned by each such executive officer under our annual incentive program is based on the percentage of target goals that is determined to have been met by the Compensation Committee, which can range from zero to 150 percent.  The following table shows, for illustrative purposes, the bonus that each such executive officer is eligible to receive if 100% and 150%, respectively, of target performance goals are met for 2010:

Name	Bonus as Percentage of Base Salary if 100% of Target Performance Goals Are Met	Bonus as Percentage of Base Salary if 150% of Target Performance Goals Are Met
Alan W. Milinazzo	90%	135%
Robert S. Vaters	60%	90%
Michael M. Finegan	50%	75%
Eric Brown	50%	60%
Michael Simpson	50%	60%

Amounts actually paid to each executive officer will depend on whether or not the various performance goals under the program are attained as determined by the Committee.  In addition, each executive officer is eligible to receive additional bonus or incentive compensation as determined solely by the Committee from time to time, subject only to changes made by the Board of Directors. For a more detailed explanation of the Company’s annual incentive program, including targets met and amounts paid for 2009, see “Executive Compensation - Compensation Discussion & Analysis - Elements of Executive Compensation – Performance Based Incentives – Annual Incentive Program” and “Summary Compensation Table.”

In addition, these executive officers are eligible to receive option grants under the 2004 LTIP or other stock-based compensation plans that we may establish from time to time, including participation in the SPP.  Under the agreements, the executive officers and their eligible dependents will generally be entitled to participate in our employee benefit plans such as welfare benefit plans and savings and retirement plans to the same extent as other senior executive officers of the Company or by virtue of each executive officer’s position, salary, tenure and other qualifications.

Termination

Each employment agreement may be terminated as follows:

•	By mutual written agreement of Orthofix Inc. and the executive officer;

•	Upon the executive officer’s death;

•
By Orthofix Inc. in the event the executive officer incurs a disability (as that term is defined in each agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months;

•	By the executive officer for good reason (as that term is defined in each agreement);

•	By Orthofix Inc. for cause (as that term defined in each agreement) or without cause; or

•	By the executive officer voluntarily.

For a description of potential payments upon termination or change of control, see “Potential Payments Upon Termination or Change of Control – Potential Payments to Alan W. Milinazzo, Robert S. Vaters, Michael M. Finegan, Eric Brown and Michael Simpson.”

Section 280G

Generally, if it is determined that any amount or benefit payable to an executive officer under his agreement or otherwise in conjunction with his employment would give rise to liability of the executive officer for the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision, then the amount of benefits payable to that executive officer shall be reduced by the Company to the extent necessary so that no portion is subject to those provisions.  This reduction shall only be made if the net amount of payments, as so reduced (and after deduction of applicable federal, state, and local income and payroll taxes on the reduced payments other than the excise tax (as that term is defined in each agreement)) is greater than the excess of (1) the net amount of the payments, without reduction (but after making the above referenced deductions) over (2) the amount of excise tax to which the executive officer would be subject in respect of those payments.

Certain Other Provisions

The employment agreements contain confidentiality, non-competition and non-solicitation covenants effective so long as the executive officers are employees of any member of the Company’s Parent Group and for a period of one year after the employment is terminated.  In the event the termination of the executive officer’s employment is for good reason or without cause and occurs during a change of control period, the term of those non-competition and non-solicitation covenants extends to a period of two years in the case of Mr. Milinazzo, 18 months in the case of Messrs. Vaters and Finegan and 12 months in the case of Messrs. Brown and Simpson.  The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely.

We paid all reasonable legal fees and expenses of each executive officer’s counsel in connection with the preparation and negotiation of each employment agreement.  In addition, if a dispute arises under or in connection with an executive officer’s agreement, we will be responsible for our own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute unless the arbitrator determines that the executive officer (1) did not commence or engage in the arbitration with a reasonable, good faith belief that his claims were meritorious or (2) the executive officer’s claims had no merit and a reasonable person under similar circumstances would not have brought the claims.

Orthofix Inc.’s obligation to pay or provide any benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates.

Employment Agreement with Bradley R. Mason

In October 2009, we entered into an amended and restated employment agreement with Mr. Mason as part of his transition to a new non-executive officer Strategic Advisor position with the Company.  The agreement has a term from November 1, 2009 through October 31, 2010.  During the term, Mr. Mason receives an annual base salary of $294,000 and is eligible to participate in the Orthofix Inc. 401(k) savings plan, and medical, dental, life insurance and disability plans.  With respect to fiscal year 2009, Mr. Mason was eligible to receive a bonus in accordance with the terms and conditions previously established for him by the Compensation Committee for the fiscal year 2009.  With respect to the period commencing January 1, 2010 and ending on October 31, 2010, Mr. Mason will receive a bonus of $147,000, provided he has continuously served as an employee of Orthofix through October 31, 2010.  Mr. Mason will continue to vest in his outstanding stock option awards during the term.  In addition, all stock options granted to Mr. Mason prior to 2009 vested in full and became immediately exercisable on April 1, 2010 and will remain exercisable until the latest date that each such option would otherwise expire by its original terms.  The agreement contains non-competition and non-solicitation covenants effective until April 1, 2011.

Inducement Stock Option Award Agreements with Messrs. Vaters and Mason

The Company has entered into inducement stock option awards with each of Messrs. Vaters and Mason.  These agreements are described above under “Executive Compensation – Compensation Discussion and Analysis – Long-Term Equity-Based Incentives.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments to Alan W. Milinazzo, Robert S. Vaters, Michael M. Finegan, Eric Brown and Michael Simpson

Termination

Under their employment agreements, each of Messrs. Milinazzo, Vaters, Finegan, Brown and Simpson is generally entitled to receive the following in the event of termination as a result of death, disability, for good reason or without cause:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation) payable within 30 days after the date of termination.

•
The pro-rata amount of any bonus plan incentive compensation for the fiscal year of the executive’s termination of employment (based on the number of business days he was actually employed by the Company during the fiscal year in which the termination of employment occurs) that he would have received had his employment not been terminated during such year.  This pro-rata amount is payable at the time such incentive compensation is paid to other senior executives of the Company (generally, before March 15 of the next year).

•
An amount equivalent to a multiple of the executive officer’s Base Amount payable within 30 days after the date of termination calculated as set forth in the employment agreement.  The timing of such payment may be modified in accordance with Section 409A of the Internal Revenue Code.  This multiple increases as described below for payments triggered following a change of control.  ”Base Amount” means an amount equal to the sum of:

(1)	the executive officer’s annual base salary at the highest annual rate in effect at any time during the term of employment;

(2)
for Messrs. Milinazzo, Vaters and Finegan, the greater of (a) the executive officer’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the employment agreement), in each case with adjustments made for eligibility and any partial years; and

(3)
for Messrs. Brown and Simpson, the lower of (a) the executive officer’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the employment agreement), in each case with adjustments made for eligibility and any partial years.

•
All stock options previously granted to the executive officer will vest in full and be immediately exercisable.  Any risk of forfeiture included in restricted stock grants will immediately lapse.  If the executive officer’s termination is for good reason or without cause, the executive officer will have until the latest date that each stock option would otherwise expire by its original terms had the executive officer’s employment not terminated (but in no event later than 10 years from the original grant date), to exercise any outstanding stock options.

•
Continuation of basic employee group welfare benefits (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for him and dependents substantially similar to those being received immediately prior to termination for a limited amount of time.

•	A range of $12,500 to $35,000, depending on the executive officer, for outplacement fees incurred following the date of termination.

In the event of termination for cause or as a result of voluntary termination by the executive officer, each executive officer will only be entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•
Any benefits under the Company’s stock-based compensation plans or employee benefit plans available resulting from the termination events (including under COBRA), without the agreement granting any greater rights with respect to such matters than provided for in such plans.

See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation - Other Compensation – Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon termination of employment.

Change of Control

All agreements provide for a “double-trigger” so that a change of control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to terminate his employment agreement or receive severance benefits, but it can result in increased payments in the event of termination for good reason or without cause during the change of control period (as that term is defined in the employment agreement).  The multiple applicable to the executive officer’s Base Amount increases as described below for payments triggered following a change of control.  The agreements do not alter any rights the executive officers may have under separate stock-based compensation plans or agreements with the Company, and which generally provide that all stock options immediately vest upon a change of control (as that term is defined under the 2004 LTIP) without reliance on any other triggering event.

See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation - Other Compensation – Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon a change of control.

Potential Payments to Bradley R. Mason

Termination without cause or termination for good reason

Under his amended and restated employment agreement effective November 1, 2009, Mr. Mason is generally entitled to receive the following in the event of termination without cause or for good reason:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation) payable within 30 days after the date of termination.

•	An amount equivalent to his remaining base salary through October 31, 2010 plus $147,000, payable within 30 days after the date of termination as set forth in the employment agreement.

•
Pursuant to Mr. Mason’s amended and restated employment agreement, if Mr. Mason’s employment with the Company is terminated by the Company without cause or by Mr. Mason for good reason prior to June 30, 2010, Mr. Mason will receive accelerated vesting in 21,667 options from his June 30, 2009 stock option award of 65,000 options.

•
Pursuant to Mr. Mason’s amended and restated employment agreement, if Mr. Mason’s employment with the Company is terminated by the Company without cause or by Mr. Mason for good reason prior to April 1, 2010, all stock options granted to Mr. Mason prior to 2009 shall vest in full and be immediately exercisable.

Termination for cause:

In the event of termination for cause, Mr. Mason will be entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•
Pursuant to Mr. Mason’s amended and restated employment agreement, all of Mr. Mason’s stock options granted in 2009 which are unvested as of the date of such termination shall be immediately forfeited.

Voluntary termination:

In the event of a voluntary termination by Mr. Mason, Mr. Mason will only be entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•
Any benefits under the Company’s stock-based compensation plans or employee benefit plans available resulting from the termination events (including under COBRA), without the agreement granting any greater rights with respect to such matters than provided for in such plans.

Termination due to death or disability:

In the event of termination due to death or disability, Mr. Mason’s estate will only entitled to receive the following:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•	An amount equivalent to his remaining base salary through October 31, 2010 plus $147,000, payable within 30 days after the date of termination as set forth in the employment agreement.

•
Pursuant to Mr. Mason’s amended and restated employment agreement, if Mr. Mason’s employment with the Company is terminated due to death or disability, all stock options granted to Mr. Mason that remain unvested shall vest in full and become immediately exercisable.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of Messrs. Milinazzo, Vaters, Finegan, Brown, Simpson and Mason upon his termination or upon a change of control pursuant to the terms of his respective employment agreements and related stock option agreements.  For purposes of this table, we assume that the triggering event took place on December 31, 2009 (the last business day of our 2009 fiscal year) and the price per share of our common stock was $30.93, the closing market price as of that date.  For any triggering event that presupposes a change of control, we assume a change of control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock-Based Rights ($)(1)	Value of Welfare Benefits ($)		Fees and Expenses of Out-placement Firm ($)(2)	Total ($)(3)
Alan W. Milinazzo	Termination for death, disability, good reason or without cause	$1,820,000	$618,599	$26,040	(6)	$35,000	$2,499,639
	Termination for cause or voluntary termination	–	–	–		–	–
	Termination following change of control(4)	–	$618,599	–		–	$618,599
	Termination for good reason or without cause within a change of control period(5)	$2,275,000	–	$32,550	(7)	$35,000	$2,342,550
Robert S. Vaters	Termination for death, disability, good reason or without cause	$873,600	$1,285,050	$18,936	(8)	$25,000	$2,202,586
	Termination for cause or voluntary termination	–	–	–		–	–
	Termination following change of control(4)	–	$1,285,050	–		–	$1,285,050
	Termination for good reason or without cause within a change of control period(5)	$1,164,800	–	$25,248	(6)	$25,000	$1,215,048
Michael M. Finegan	Termination for death, disability, good reason or without cause	$697,500	$782,844	$18,666	(8)	$25,000	$1,524,010
	Termination for cause or voluntary termination	–	–	–		–	–
	Termination following change of control(4)	–	$782,844	–		–	$782,844
	Termination for good reason or without cause within a change of control period(5)	$930,000	–	$24,888	(6)	$25,000	$979,888
Eric Brown	Termination for death, disability, good reason or without cause	$380,497	$619,639	$12,372	(9)	$12,500	$1,025,008
	Termination for cause or voluntary termination	–	–	–		–	–
	Termination following change of control(4)	–	$619,639	–		–	$619,639
	Termination for good reason or without cause within a change of control period(5)	$570,746	–	$18,558	(8)	$12,500	$601,804
Michael Simpson	Termination for death, disability, good reason or without cause	$419,746	$208,499	$10,968	(9)	$12,500	$651,713
	Termination for cause or voluntary termination	–	–	–		–	–
	Termination following change of control(4)	–	$208,499	–		–	$208,499
	Termination for good reason or without cause within a change of control period(5)	$629,619	–	$16,452	(8)	$12,500	$658,571
Bradley R. Mason	Termination without cause or for good reason	$441,000	$1,163,068	–		–	$1,604,068
	Termination for cause	–	$1,034,799	–		–	$1,034,799
	Voluntary termination	–	–	–		–	–
	Termination due to death or disability	$441,000	$1,419,599	–		–	$1,860,599

__________________

(1)
The amount disclosed is the value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 31, 2009, which was $30.93.  As of April 23, 2010, the closing price of our common stock was $__.  Based on this price, the amount shown in the first and third row for Mr. Milinazzo would be $__, the amount in the first and third row for Mr. Vaters would be $__, the amount in the first and third row for Mr. Finegan would be $__, the amount in the first and third row for Mr. Brown would be $__, the amount in the first and third row for Mr. Simpson would be $__, and the amount shown in the first, second and fourth row for Mr. Mason would be $__, $__ and $__, respectively.

(2)
Maximum fees and expenses following date of termination for Mr. Milinazzo.  Maximum fees and expenses during 24 months following date of termination for Mr. Vaters and Mr. Finegan.  Maximum fees and expenses during 12 months following date of termination for Mr. Brown and Mr. Simpson.

(3)
In addition to this amount, if a dispute arises under or in connection with an agreement the Company will be responsible for its own fees, costs and expenses and shall pay to the executive officer and Mr. Mason an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer and Mr. Mason in connection with the arbitration of that dispute subject to certain exceptions, as discussed below.

(4)
The stock option agreements under the 2004 LTIP provide that the exercisability of outstanding options accelerates upon a change of control.  As noted above, all the employment agreements provide for a “double-trigger” so that a change of control (as that term is defined in the employment agreement) alone does not grant the executive officer severance benefits.  The definition of this event in the executive officer’s stock option agreement is different than that provided in each executive officer’s employment agreement.

(5)
As defined in the employment agreement, a “change of control period” means the 24 month period commencing on the date of a change of control.  This period will instead commence on the date immediately prior to the date of the executive officer’s termination if the termination is prior to the change of control date under certain circumstances set forth in the agreement.  If this event were to occur simultaneously with the change of control, the executive would also receive the benefits described under “Change of Control” in the table above.  If termination occurs following the “Change of Control,” the executive officer will receive these benefits in addition to those described under “Change of Control” above.

(6)	For 24 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).
(7)	For 30 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).
(8)	For 18 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).
(9)	For 12 months post-termination (assuming the executive officer does not secure coverage from new employment during that time).

DIRECTOR COMPENSATION

Directors are traditionally elected each year at the Annual General Meeting of Shareholders, usually held in May or June.  Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death or resignation.

The Board has adopted a director compensation philosophy providing for a 50th percentile goal for total director compensation.   This philosophy is consistent with the total compensation philosophy applied to the compensation levels of the executive officers.  Non-employee directors receive a mix of cash and equity-based compensation as consideration for serving on the Board.  Current Board compensation levels were determined by the Board based upon consideration of Towers Watson’s 2008 compensation analysis, which included a competitive market analysis to determine competitive compensation levels for our directors.    Towers Watson’s analysis concluded that the Board’s cash fees were in line with its philosophy, but that our equity-based compensation for directors was below our peer group as compared to our preferred percentile goals.

Upon election or appointment to the Board, each Board member is currently entitled to an annual fee of $60,000 for his services, pro-rated for any partial year of service.  Chairmen of Committees are entitled to additional compensation ranging from $5,000 to $10,000 for serving in those capacities, and the Chairman of the Board receives an annual fee of $220,000 in his role as an chairman.  We do not pay any other meeting fees.  Each director may elect at the time of election to the Board or at a subsequent increase in fees to have their director fee paid either in U.S. Dollars or in the director’s local currency.  If a director does not elect to have his director fee paid in his local currency, the Company will pay the director fee in U.S. Dollars.

Directors also receive grants of stock options under the 2004 LTIP.  These grants typically include (i) a grant of 30,000 options, granted on the date of such director’s first election to the Board, with such options generally vesting in one-fifth increments over a 5-year period (so long as a director remains on the Board and subject to earlier vesting in the event of a change in control), and (ii) a grant of 5,000 options, granted on the date of any re-election or re-appointment to the Board, with such options generally vesting in one-third increments on the anniversary of each grant (so long as a director remains on the Board and subject to earlier vesting in the event of a change in control).  Directors are also eligible to participate in our SPP.  In 2009, non-employee directors each received a grant of 3,000 options instead of the 5,000 option grant typically provided, and a one-time supplemental fee of $15,000 to reflect the lower stock option grant amount.

The following table provides information regarding director compensation during the fiscal year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)(2),(3)		Option Awards ($)(4)	All Other Compensation ($)(5)		Total ($)

(a)	(b)		(d)	(g)		(h)
James F. Gero – Chairman(6)	215,000		29,404	–		244,404
Jerry C. Benjamin	80,000	(7)	29,404	–		109,404
Charles W. Federico(8)	70,000		29,404	59,318	(9)	158,722
Peter Hewett(10)	27,500		–	36,000	(11)	63,500
Dr. Guy J. Jordan	75,000	(12)	29,404	–		104,404
Thomas J. Kester	80,000	(13)	29,404	–		109,404
Michael R. Mainelli	27,500	(14)	357,085	–		384,585
Maria Sainz	70,000		29,404	–		99,404
Dr. Walter P. von Wartburg	80,776	(15)	29,404	–		110,180
Kenneth R. Weisshaar	70,000		29,404	–		99,404
______________

(1)
Mr. Milinazzo was a director and executive officer during 2009.  As such, information about him and his compensation figures are only listed in the Summary Compensation Table above and not in this Director Compensation Table.

(2)
In 2009, each of our non-employee directors received an annual fee of $55,000 (or local currency equivalent at the director’s election) for his services (pro-rated for partial years).  This amount has been increased to $60,000 for 2010.

(3)
With the exception of Mr. Hewett and Mr. Mainelli, each of the Company’s non-employee directors received a one-time supplemental fee of $15,000 in 2009.  This supplemental fee was paid to each of these non-employee directors in lieu of them receiving their normal annual stock option grant of 5,000 options; instead, these non-employee directors were granted 3,000 stock options apiece in 2009 in addition to the supplemental fee of $15,000.

(4)
Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2009 aggregate grant date fair value of equity awards, as computed in accordance with ASC 718.  This new presentation replaces the former requirement that equity awards be disclosed in the tables based on the dollar amount recognized by the company for financial reporting purposes for the fiscal year.  The amendment requires disclosure of awards granted during the fiscal year, rather than for services performed in the fiscal year.  Our directors’ unexercised outstanding option awards that are exercisable as of December 31, 2009 are as follows: Mr. Gero – 61,000; Mr. Benjamin – 39,667; Mr. Federico – 3,667; Mr. Hewett – 6,334; Dr. Jordan – 27,667; Mr. Kester – 33,667; Mr. Mainelli – 0; Ms. Sainz – 6,000; Dr. von Wartburg – 39,667; and Mr. Weisshaar – 27,667.

(5)
Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the director.  In addition, per SEC disclosure rules applicable to plans that are available to all salaried employees, discounts to fair market value on purchases of Orthofix common stock made by directors pursuant to the SPP are not included as compensation in the tables.

(6)	Mr. Gero was a director and executive officer during 2009.
(7)	Mr. Benjamin received an additional $10,000 for his services as Chairman of the Audit Committee.
(8)
In 2005, the Company entered into an employment agreement with Mr. Federico while he was serving as our President and Chief Executive Officer.  While Mr. Federico ceased serving as an employee of the Company in 2006, he remains a director of the Company.  Under the applicable and continuing provisions of his employment agreement, from April 15, 2007 until December 31, 2010, he provides consulting services to the Company.  We pay Mr. Federico (i) $55,000 per year so long as he remains a director of the Company and (ii) $110,000 per year during such time as he provides consulting services, but is not a director.  In addition, Mr. Federico and his dependents are entitled to group health benefits (or the financial equivalent thereof) during the consulting period.  He is also provided with secretarial support in order to assist him in the performance of his consulting duties.  Mr. Federico and his dependents will continue to receive employee welfare benefits (or the financial equivalent thereof) during his consulting period.

(9)	This amount includes consulting services of $50,000 and $9,318 paid by, or on behalf of, the Company with respect to health insurance.
(10)	Mr. Hewett resigned from the Board of Directors effective June 30, 2009.
(11)
This amount represents consulting and advisory fees paid pursuant to a written agreement with Mr. Hewett.  Under this agreement, Mr. Hewett receives fees for consulting and advisory services provided by him at such times and on such special projects as requested by the Board from time to time.  He receives a fee of $1,500 per day for each day of requested services and reports directly to the Board.  The Company pays such fees and reimburses his travel and related expenses in connection with such services.

(12)	Dr. Jordan received an additional $5,000 for his services as Chairman of the Nominating and Governance Committee.
(13)	Mr. Kester received an additional $10,000 for his services as Chairman of the Compensation Committee.
(14)	Mr. Mainelli was elected to the Board of Directors on August 19, 2008. Amount reflects a pro-rated fee for Mr. Mainelli’s services in 2009.
(15)
In April 2007, it was decided to compensate Dr. von Wartburg in his role as chairman of an ad hoc group of Board members that assist the Board and senior management in reviewing selected communications to external audiences.

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan is the 2004 LTIP.  Some named executive officers continue to hold outstanding awards under our previous Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants, although we no longer grant awards under these plans.  All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our SPP.  Each of the 2004 LTIP, the Staff Share Option Plan and the SPP has been approved by our shareholders.  The Performance Accelerated Stock Option Inducement Grants were not required to be approved by our shareholders.  For more information on our equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2009.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a) (1)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	3,339,784	(2)	31.72	566,061	(3)

Equity Compensation Plans Not Approved by Security Holders	200,000	(4)	38.00	-

Total	3,539,784		32.09	566,061

 _______________

(1)
This column includes stock options and restricted stock.  The weighted-average exercise price in column (b) only relates to the exercise price of stock options because the restricted stock has no exercise price.

(2)
Options were granted pursuant to the following plans:  the Staff Share Option Plan and the 2004 LTIP.  As mentioned above, there are currently no more shares available for issuance under the Staff Share Option Plan.

(3)	Included are 520,312 registered shares available for issuance pursuant to the SPP and 45,749 shares remaining available for grant under the 2004 LTIP.
(4)
On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc.  These option grants were not approved by shareholders, and were granted in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives – Previous Equity Compensation Plans – Performance Accelerated Stock Option Inducement Agreements or PASOs” for more information on these grants.

PROPOSAL 1:  ELECTION OF DIRECTORS

The current term of office for all of our current ten directors expires at this Annual General Meeting.  The Company’s articles of association provide that the number of directors shall be determined by the Board.

The current terms of Messrs. Gero, Benjamin, Federico, Kester, Mainelli ,Milinazzo and Weisshaar, Ms. Sainz, Dr. Jordan, and Dr. von Wartburg will expire at the Annual General Meeting.  Mr. Federico has informed the Board that he will retire from the Board effective at the Annual General Meeting, and will therefore not stand for election at the Annual General Meeting.  The Board has resolved to decrease the size of the Board from ten directors to nine directors effective at the Annual General Meeting.  As a result, there will be nine directors elected by shareholders at the Annual General Meeting.  The Board has nominated each of Messrs. Gero, Benjamin, Kester, Mainelli, Milinazzo and Weisshaar, Ms. Sainz, Dr. Jordan, and Dr. von Wartburg to stand for election at the Annual General Meeting.

If elected, all of these directors will hold office until the 2010 annual general meeting of shareholders and/or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next Annual General Meeting.

Directors Standing for Election

James F. Gero	Chairman of the Board of Directors

Mr. Gero, 65, became Chairman of Orthofix International N.V. on December 2, 2004 and has been a Director of Orthofix International N.V. since 1998.  Mr. Gero became a Director of AME Inc. in 1990.  He is a Director of Intrusion, Inc., and Drew Industries, Inc. and is a private investor.

In addition to valuable institutional knowledge resulting from his long-standing service and leadership to the Company, Mr. Gero’s substantial history as a director of several public and private companies, as well as his prior executive experience as the chief executive officer of two companies, provides relevant governance and operational experience to Orthofix’s Board.

Jerry C. Benjamin	Vice Chairman of the Board of Directors

Mr. Benjamin, 69, was appointed Vice Chairman of the Board of Directors in March 2009 and has been a non-executive Director of Orthofix International N.V. since March 1992.  He was a General Partner of Advent Venture Partners, a venture capital management firm in London, from 1985 to 2009, and he now serves as a Senior Advisor.  Mr. Benjamin is a director of Micromet, Inc., IVAX Diagnostics, Inc. and a number of private health care companies.

As the longest-serving member of our Board, Mr. Benjamin brings valuable institutional knowledge regarding the Company and its operations.  In addition, he provides substantial business experience in the finance and health care areas.

Dr. Guy J. Jordan, Ph.D.	Director

Dr. Jordan, 61, became a non-executive Director of Orthofix International N.V. in December 2004.  Most recently, from 1996 to 2002, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard’s global oncology business and functional responsibility for all of Bard’s research and development.  Dr. Jordan earned a Ph.D. in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University.  He also currently serves on the boards of private health care companies EndoGastric Solutions, Inc. and Catheter Connections, Inc.

The Board believes that Dr. Jordan’s current and past experience as an executive and board member of several medical device companies, as well as his accomplished academic background, brings valuable insight to the Board.  In addition, he provides relevant knowledge and understanding of public company governance issues.

Thomas J. Kester, CPA	Director

Mr. Kester, 63, became a non-executive Director of Orthofix International N.V. in August 2004.  Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002.  While at KPMG, he served as the lead audit engagement partner for both public and private companies.  During his tenure at KPMG, he served four years on KPMG’s National Continuous Improvement Committee, as well as time as a firm instructor.  At the time of his retirement, he was the managing partner of the firm’s South Carolina practice.  Mr. Kester earned a Bachelor of Science in mechanical engineering from Cornell University and an MBA from Harvard University.

Mr. Kester provides the Board with experience in dealing with accounting principles and financial reporting gained through his career as a partner at a major auditing firm.  In addition, he is an audit committee financial expert, and also has extensive knowledge and understanding of executive compensation issues.

Michael R. Mainelli	Director

Mr. Mainelli, 48, became a non-executive Director of Orthofix International N.V. in August 2009.  Since May 2009 he has served as President and Chief Executive Officer of Active Implants Corporation, an early stage company developing a platform technology for orthopedic hip and knee markets.  He has been a non-executive Director of Active Implants since 2008.  Between 2005 and 2006 he was an executive officer and Sector President, Medical Devices for Intermagnetics General Corporation.  Between 1996 and 2004 he was an executive officer of Stryker Corporation, serving as President-Stryker Spine, President-Stryker Japan, and Vice President, Corporate Development and Assistant to the Chairman.  Between 1984 and 2006 he was employed by GE in a variety of operations and marketing roles, ultimately serving as a marketing and product management executive in the Global Magnetic Resonance Imaging Business at GE Medical Systems, now called GE Healthcare.  Mr. Mainelli holds a MBA from the University of Chicago, a MSE from the University of Pennsylvania, and a BSME from Northeastern University.

Mr. Mainelli has broad experience in the medical device industry, including an extensive background in the spine segment.  As a result, he brings significant industry depth and valuable operating experience to the Board, especially in view of the Company’s expansion of operations in the spine segment over the last several years.

Alan W. Milinazzo	Director, President and Chief Executive Officer

Mr. Milinazzo, 50, joined Orthofix International N.V. in 2005 as Chief Operating Officer and succeeded to the position of Chief Executive Officer effective as of April 1, 2006.  He has also served as a director since December 2006.  From 2002 to 2005, Mr. Milinazzo was Vice President of Medtronic, Inc.’s Vascular business as well as Vice President and General Manager of Medtronic’s Coronary and Peripheral businesses.  Prior to his time with Medtronic, Mr. Milinazzo spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCIMED Europe.  Mr. Milinazzo brings more than two and a half decades of experience in the management and marketing of medical device businesses, including positions with Aspect Medical Systems and American Hospital Supply.  He earned a bachelor’s degree, cum laude, at Boston College in 1981.

Mr. Milinazzo’s experience in, and knowledge of, the medical device industry, as well as the operational knowledge regarding the Company he possesses in his capacity as the Company’s chief executive officer, brings unique and valuable insight to the Board.

Maria Sainz	Director

Ms. Sainz, 44, became a non-executive Director of Orthofix International N.V. in June 2008. In April 2008, she became President and Chief Executive Officer of Concentric Medical, Inc., a company developing and commercializing devices to perform mechanical clot removal post-stroke. From 2003 to 2006, she was the President of the Cardiac Surgery division of Guidant Corporation.  After Boston Scientific acquired Guidant, Ms. Sainz led the integration process for both the Cardiac Surgery and European Cardiac Rhythm Management business of Guidant into Boston Scientific.  Between 2001 and 2003, Ms. Sainz was the Vice President of Global Marketing — Vascular Intervention of Guidant.  Ms. Sainz earned a Bachelor and Masters of Arts from the Universidad Complutense de Madrid and a Masters Degree in International Management from American Graduate School of International Management.

Ms. Sainz provides the Board with significant experience in the medical device industry, as well as insight into international markets.  The Board also values the perspective she brings from her current position as a chief executive officer.

Dr. Walter P. von Wartburg	Director

Dr. von Wartburg, 70, became a non-executive Director of Orthofix International N.V. in June 2004.  He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since 1999, specializing in life sciences law.  He has also been a Professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25 years.  Previously, he held top management positions with Ciba Pharmaceuticals and Novartis at their headquarters in Basel, Switzerland.

Mr. von Wartburg’s expertise in law and life sciences, together with his international experience, brings valuable interdisciplinary insight to the Board.

Kenneth R. Weisshaar	Director

Mr. Weisshaar, 59, became a non-executive Director of Orthofix International N.V. in December 2004.  From 2000 to 2002, Mr. Weisshaar served as Chief Operating Officer and strategy advisor for Sensatex, Inc.  Prior to that, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global businesses in medical devices and diagnostic products and served as Chief Financial Officer and Vice President, Strategic Planning.  Mr. Weisshaar earned a Bachelor of Science degree from Massachusetts Institute of Technology and an MBA from Harvard University.  He also serves on the boards of CAS Medical Systems, Inc., a publicly traded manufacturer of medical devices for non-invasive patient monitoring, and Precision Therapeutics Inc., a private health care company, where he is chair of the audit committee.  Prior to its acquisition in 2007, he also served for four years on the board of Digene Corporation, a publicly traded biotechnology company, where he was chair of the audit committee and a member of the compensation committees.

Mr. Weisshaar’s experience as a chief operating officer, as well as his managerial and board experience in the medical device industry, brings valuable operational and industry-specific insight to the Board.

The Board of Directors unanimously recommends that you vote “FOR”
the election of the foregoing nominees for director.

PROPOSAL 2: APPROVAL OF AMENDMENT NO. 3 TO THE AMENDED AND
RESTATED STOCK PURCHASE PLAN

The Company’s Amended and Restated Stock Purchase Plan (the “SPP”), which amended and restated our prior employee stock purchase plan, was approved by shareholders at the 2009 annual general meeting of shareholders.  The Board subsequently adopted Amendments No. 1 and 2.  Amendment No. 2 was approved by shareholders at last year’s annual general meeting of shareholders.

On April 14, 2010, the Board adopted Amendment No. 3 to the SPP, subject to shareholder approval (the “SPP Amendment”).  The SPP Amendment increases the number of shares subject to awards under the plan from 1,400,000 to 1,850,000.  The SPP Amendment does not provide for any other changes to the SPP.

The SPP Amendment will become effective upon approval by the Company’s shareholders.  If the SPP Amendment is not approved by the Company’s shareholders, the SPP will continue in its current form, but the Company may no longer have sufficient shares to continue offering shares under the plan.

Because participation in the SPP is subject to the discretion of each eligible employee or director and the amounts received by participants under the plan are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the SPP is approved are not currently determinable.

Description of the SPP

The following is a brief summary of the material features of the SPP and its operation.  A copy of the SPP Amendment, together with the current text of the SPP, is attached as Appendix A to this proxy statement.  The description below is qualified in its entirety by the detailed provisions of the SPP, which are set forth in Appendix A.

Sponsor

Orthofix International N.V. is the sponsor of the SPP.

Purposes and Eligibility

The purpose of the SPP is to encourage eligible employees and non-employee directors of the Company to become owners of common stock of the Company, thereby giving them a greater interest in the growth and success of its business.  As of March 31, 2010, we estimate that approximately nine directors, five executives and 1,479 full-time employees of the Company are eligible to purchase shares under the SPP.  Currently, there are approximately 527 participants in the SPP.

Number of Shares of Common Stock Subject to the SPP

The maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, is currently 1,400,000 shares.  If the SPP Amendment is approved by shareholders, the maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, will increase to 1,850,000 shares.  As of March 31, 2010, 750,750 shares had been issued pursuant to the SPP and 649,250 shares remained available for issuance.  Shares purchasable pursuant to the SPP may be authorized but previously unissued shares or shares of stock held in treasury or purchased in the open market or in privately negotiated transactions.

Participation in the SPP

All eligible employees and non-employee directors may participate in the SPP on the first day of any plan year.  Eligible employees participate by electing to contribute to the SPP through payroll deductions, which generally may not be more than 20% of an employee’s compensation.  Eligible non-employee directors participate by electing to contribute to the SPP through deductions of their director fees and other compensation that are paid in cash.  Eligible participants must elect to participate in the plan prior to the beginning of the plan year.  Participants may withdraw from the SPP by providing notice to the Company’s Compensation Committee before the last day of the plan year.  Upon withdrawal from the SPP, all payroll deductions under the SPP cease immediately, and a participant will receive a refund of his or her contribution, including all accrued interest.  An employee’s participation in the SPP terminates upon his or her termination of employment, and will generally terminate upon his or her leave of absence from active employment only if such employee does not continue to make contributions to the SPP during such leave of absence. A non-employee director’s participation in the SPP terminates upon his or her ceasing to be a member of the Board.

Participants in Non-US Jurisdictions

With respect to participants that are subject to the tax laws of a jurisdiction outside of the US, the SPP allows the Compensation Committee to adopt such modifications and procedures as it deems necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such participants.  Further, the Compensation Committee may adopt sub-plans applicable to separate classes of eligible employees and non-employee directors who are subject to the laws of jurisdictions outside of the U.S.

Distribution of Common Stock

The SPP provides that as soon as practicable following the last day of the plan year (but in any event, no more than two and one-half months thereafter), the Compensation Committee will distribute to each person who was a participant during the plan year a certificate or certificates representing the number of whole shares of Company common stock determined by dividing (i) the amount of the participant’s contributions for the plan year plus accrued interest, by (ii) 85% of the lower of the fair market value of the Company common stock on the first and last day of the plan year.

Under the SPP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Compensation Committee may, in its discretion, require a participant to pay, prior to the distribution of Company stock, the amount the Compensation Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes that the participant incurs as a result of his or her participation in the SPP.  The participant may deliver sufficient shares of Company stock, cash or irrevocably elect for the participating employer to withhold from the shares of stock to be distributed a sufficient number of shares of stock.  The SPP permits the Company or its subsidiary to deduct from all cash payments made to a participant any applicable required taxes to be withheld with respect to such payments.

Administration of the SPP

The Committee oversees and administers the SPP.  The Committee has power to determine the amount of benefits payable to participants and construe and interpret the plan whenever necessary to carry out the SPP’s intention and purpose.  The Committee is authorized to administer the plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.   The Committee is also generally able to designate one or more of its members or the Chief Executive Officer or Chief Financial Officer of the Company to carry out the Committee’s responsibilities under such conditions and limitations as the Committee may determine.   The SPP provides indemnity (except in the case of fraud, willful misconduct or failure to act in good faith) to members of the Board, the Committee, the Chief Executive Officer, the Chief Financial Officer and other officers or employees to whom duties or responsibilities are delegated in connection with the operation, administration or interpretation of the SPP.  Any authority or responsibility that may be exercised by the Committee is also exercisable by the Board.  The Board or the Committee is able to extend or terminate the benefits of the SPP to any subsidiary of the Company at any time without the approval of the Company’s shareholders.

Amendment and Termination of SPP

The Board may amend or terminate the SPP at any time.  Upon the termination of the SPP, each participant will receive a refund of his or her contributions for the plan year plus accrued interest.  However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan (as it is proposing to do now).  Also, the Board may not amend or terminate the SPP if it would decrease the participant’s accrued benefits as of the effective date of such action, unless the Board determines that amendments to the plan are necessary or appropriate to exempt issuances from or conform the SPP to the requirements of Section 409A of the Internal Revenue Code, in which case the Board may adopt such amendments to the plan, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences to U.S. employees with respect to Company common stock issued under the SPP.  This discussion applies to employees and directors who are citizens or residents of the U.S. and U.S. taxpayers. The information set forth below is a summary only and does not purport to be complete.  The information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the SPP.  The SPP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

All amounts contributed to the SPP are deducted from each participant’s taxable compensation on an after-tax basis.  Participants will recognize taxable income on the interest they earn on their contributions to the SPP in the taxable year in which the interest accrues.  When shares of Company common stock are distributed to participants at the end of the plan year, participants will also recognize taxable income on the difference between the fair market value of the Company common stock on that date and the purchase price participants pay for the shares.  If participants sell shares of Company common stock that they received under the SPP, any gain or loss will be taxed as a capital gain or loss.  Subject to the applicable provisions of the Internal Revenue Code and applicable regulations, the participant’s employer will generally be entitled to a federal income tax deduction in an amount equal to the taxable income that each participant recognizes.  Each participant’s employer will be entitled to this deduction for the taxable year that includes the last day of the taxable year for which a participant recognizes taxable income.

For U.S. income tax purposes, the gross amount of dividends paid to participants who hold shares of Company common stock will be treated as gross dividend income to such holders in the year in which such dividend is received to the extent paid or deemed paid out of the Company’s current or accumulated earnings and profits as calculated for U.S. federal income tax purposes.

Section 409A

Section 409A of the Internal Revenue Code applies to compensation plans providing deferred compensation to employees and directors, and potentially could apply to the SPP.  Failure to comply with Section 409A, with respect to compensation deferred under the SPP, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as well as the imposition of an additional 20% tax and interest on any underpayment of tax.  In general, Section 409A should not apply to the SPP (provided there is no deferral of income beyond the date that is two and one half months after the end of the plan year).

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve
Amendment No. 3 to the Amended and Restated Stock Purchase Plan.

PROPOSAL 3: APPROVAL OF FINANCIAL STATEMENTS FOR THE YEAR
ENDED DECEMBER 31, 2009

Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2009.

Pursuant to Article 116 of Book 2 Civil Code of the Netherlands Antilles, the Board is required to draw up the Company’s balance sheet and income statement within eight months after the end of the fiscal year and to submit the same to the Annual General Meeting of Shareholders for approval.

A copy of the Company’s balance sheet and income statement at and for the year ended December 31, 2009 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.  If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2009.

PROPOSAL 4:  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

We are asking you to ratify the Board’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2010.  The Audit Committee recommended the selection of Ernst & Young LLP to the Board.  Ernst & Young LLP has served as the independent registered public accounting firm of Orthofix since 2002.  They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

We do not anticipate that representatives of Ernst & Young LLP will be at the Annual General Meeting.  The work performed by Ernst & Young LLP during 2009 and 2008 and the related fees are set forth below.

The Board of Directors recommends that you vote “FOR” ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for 2010.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP during the fiscal years ended December 31, 2009 and December 31, 2008:

	2009	2008
Audit Fees	$2,172,000	$2,605,000
Audit-Related Fees	$25,000	$121,000
Tax Fees	$1,157,000	$1,438,000
All Other Fees	$7,000	$7,000
Total	$3,361,000	$4,171,000

Audit Fees

Audit fees in 2009 and 2008 consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, as well as quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent registered public accounting firm.

Audit-Related Fees

Audit-related fees in 2009 and 2008 consisted of the aggregate fees, including expenses, billed for assurance and related services and are not reported under “Audit Fees.”  The 2009 and 2008 amounts reflect fees billed for employee benefit plan audits, whereas the 2008 amounts also included fees billed for acquisition-related due diligence services and accounting consultations.

Tax Fees

Tax fees in 2009 and 2008 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning.  These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All Other Fees consisted of aggregate fees billed for products and services other than the services reported above.  For fiscal years 2009 and 2008, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP.  Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit Committee in advance of any engagement or (ii) pre-approved by the Chairman of the Audit Committee pursuant to authority delegated to him by the other independent members of the Audit Committee, in which case the Audit Committee is then informed of his decision.  Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement.  In 2009 and 2008, all fees paid to Ernst & Young LLP for non-audit services were pre-approved.

In making its recommendation to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Orthofix is responsible for providing independent, objective oversight of Orthofix’s accounting functions, internal controls and risk management.  The Audit Committee recommends the selection of the independent registered public accounting firm to the Board.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon.  Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held ten meetings during fiscal 2009.  The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix’s independent registered public accounting firm, Ernst & Young LLP.  The Committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting.  We discussed with Ernst & Young LLP the overall scope and plans for their audit.  We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and Ernst & Young LLP.  We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP, matters required to be discussed with audit committees, including, among other things, matters related to the conduct of the audit of Orthofix’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Ernst & Young LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Orthofix.  When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP.  The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  We also recommended the selection of Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2010 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2010.

The Audit Committee

Jerry C. Benjamin, Chairman
Thomas J. Kester
Kenneth R. Weisshaar

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2011 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before _______.  Please address your proposals to:  Chairman of the Board, Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, Netherlands Antilles.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2011 Annual General Meeting of Shareholders if the shareholder making the proposal has not notified Orthofix by _______, 2011 of its intent to present a proposal at the 2011 Annual General Meeting of Shareholders.

Appendix A

(Proposed Amendment}

AMENDMENT NO. 3 TO
ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
STOCK PURCHASE PLAN

WHEREAS, Orthofix International N.V. (the “Company”) has established and maintains the Amended and Restated Stock Purchase Plan, as amended (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan from 1,400,000 to 1,850,000.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 9 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders, in the following particulars, to be effective as of the date the Company’s shareholders approve the Amendment:

1.	By substituting the phrase “1,850,000 shares” for the phrase “1,400,000 shares” in Section 3(a) of the Plan.

(Current Text of SPP)

ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
STOCK PURCHASE PLAN, AS AMENDED
(showing changes through Amendment No. 2)

The Orthofix Inc. Employee Stock Purchase Plan is hereby amended, restated and renamed the “Orthofix International N.V. Amended and Restated Stock Purchase Plan,” and adopted by the Company, effective as of the Effective Date.

1.              Purpose

The purpose of the Plan is to encourage eligible employees and directors to become owners of common stock of Orthofix International N.V., thereby giving them a greater interest in the growth and success of its business.

2.              Definitions

The following definitions are used throughout the Plan:

(a)            “Board of Directors” means the Board of Directors of the Company.

(b)            “Code” means the Internal Revenue Code of 1986, as amended.

(c)            “Committee” means the Compensation Committee of the Board of Directors. If, at any time, there is no acting Compensation Committee of the Board of Directors, the term “Committee” shall mean the Board of Directors.

(d)            “Company” means Orthofix International N.V., or any successor to substantially all of its business.

(e)            “Director” means a member of the Board of Directors who is not also an employee of the Company or of a Subsidiary and is not an Employee for purposes of this Plan.

(f)             “Effective Date” means the date determined in accordance with Section 11.

(g)            “Employee” means a full-time or part-time employee of the Company or of a Subsidiary that has been designated as a participating employer under the Plan.  Notwithstanding the foregoing, unless otherwise prohibited by the laws of the local jurisdiction, “Employee” shall not mean a temporary employee.

(h)            “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Orthofix Stock under this Plan, the value of a share of Orthofix Stock on such date of determination, calculated as follows:

(i)             If shares of Orthofix Stock are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii)            If shares of Orthofix Stock are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on such date, or, if no closing bid and asked prices are reported on such day, then the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on the next preceding day on which closing bid and asked prices are reported; or

(iii)           If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(i)             “Orthofix Stock” means the Common Stock of the Company, $.10 par value.  Unless the context indicates otherwise, the terms “share” or “shares” shall refer to a share or shares of Orthofix Stock.

(j)             “Participant” means an Employee or Director who elects to participate in the Plan.

(k)            “Plan” means the Orthofix International N.V. Amended and Restated Stock Purchase Plan, as further amended from time to time.

(l)             “Plan Year” means the 12-month period beginning on January 1 and ending on December 31.

(m)           “Subsidiary” means (i) a domestic or foreign corporation, limited liability company, partnership or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such entity’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation, limited liability company, partnership or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.              Shares Subject to the Plan

(a)            The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 1,400,000 shares.  The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.

(b)            A Participant shall have no rights as a shareholder with respect to shares of Orthofix Stock purchasable pursuant to the Plan until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

(c)            If the Committee determines that the total number of shares of Orthofix Stock to be purchased pursuant to the Plan on any particular date exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll and other deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Orthofix Stock pro-rated to such individual, shall be refunded pursuant to Section 6.

4.              Eligibility

Each Employee and Director (subject to Section 5(b) hereof) shall be eligible to participate in the Plan on the first day of any Plan Year, provided that he or she is actively employed or is a Director of the Company on such day.

5.              Participation

(a)            An eligible Employee shall become a Participant for any Plan Year by electing to contribute to the Plan, through payroll deductions, either a fixed amount or a percentage of his or her compensation for the Plan Year; provided, however, that such fixed amount or percentage shall not be less than 1% nor more than 25% (or such other percentage as the Committee may determine) of his or her compensation for the Plan Year.  For purposes of the Plan, an Employee’s compensation shall mean (i) for non-commissioned employees, his or her regular salary or straight-time wages, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements; and (ii) for commissioned employees, his or her commissions, guaranteed payments, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements.  An Employee’s election to participate in the Plan for any Plan Year shall be made prior to the beginning of such Plan Year on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.

(b)            An eligible Director shall become a Participant for any Plan Year by electing to contribute to the Plan, through a deduction of his or her annual director or other compensation paid in cash, either a fixed amount or a percentage of  such director compensation for the Plan Year.  A Director’s election to participate in the Plan for any Plan Year shall be made prior to the beginning of such Plan Year or, if later, within 30 days after the date on which such individual first becomes an eligible Director, on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.  Notwithstanding the foregoing, a Director’s election to participate in the Plan for the Plan Year in which he or she first becomes eligible to participate may be made within 30 days after the date on which such individual first becomes eligible to participate; provided, however, such election shall apply only to an amount of his or her annual or other director compensation paid in cash for such Plan Year equal to the total amount of the Director’s annual or other compensation paid in cash for such Plan Year multiplied by the ratio of the number of days remaining in the Plan Year after such election is made over the total number of days in the Plan Year for which such Director receives annual director or other compensation.

(c)            A Participant must complete a new election with respect to each Plan Year in order to participate in the Plan for such Plan Year.

(d)            Participant contributions (i) in the case of Employees, shall be deposited as soon as practicable following each payday, and (ii) in the case of Directors, shall be deposited as soon as practicable following the Company’s deduction of all or a portion of the Director’s annual or other compensation, each in one or more separate interest-bearing accounts at a bank or other financial institution.  Each such account shall be maintained in the name of the Plan for the benefit of Participants, and the balance of each such account shall remain the property of the Participants until transferred to the Company pursuant to Section 6.  After the close of each Plan Year, the balance of the account will be transferred to the Company to purchase Orthofix Stock for distribution to Participants and to pay cash in lieu of fractional shares as provided in Section 6.

(e)            A Participant may elect to withdraw from the Plan by providing notice to the Committee before the last day of the Plan Year.  Upon withdrawal from the Plan, all payroll and other deductions under the Plan shall immediately cease, and a Participant shall receive, in lieu of any other benefits under the Plan, the following: (i) a refund of his or her contributions as soon as practicable following the date of withdrawal from the Plan, and in any event no later than the date that is two and one-half months following the last day of the Plan Year in which such Participant withdrew from the Plan, and (ii) a refund of the interest accrued through the date of payment at the rate in effect at the bank or other financial institution holding Participant contributions, which refund of accrued interest shall be paid immediately following the end of the Plan Year in which such Participant withdrew from the Plan, and in any event no later than the date that is two and one-half months following the last day of such Plan Year.

(f)             An Employee’s participation in the Plan shall terminate upon his or her termination of employment.  An Employee’s participation in the Plan shall, unless otherwise required by applicable law, terminate upon his or her leave of absence or absence from active employment for any other reason only if such Employee does not continue to make contributions to the Plan during such leave in accordance with procedures established by the Committee.  An Employee whose participation in the Plan has terminated pursuant to this Section 5(f) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(g)            A Director’s participation in the Plan shall terminate if, during any Plan Year, such Director ceases to be a member of the Board of Directors for any reason.  A Director whose participation in the Plan has terminated pursuant to this Section 5(g) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(h)            A Participant who withdraws his or her contributions or otherwise ceases participation before the last day of the Plan Year may again participate in the Plan for any subsequent Plan Year, provided he or she satisfies the eligibility requirements of Section 4 and makes a timely election to contribute for such Plan Year.

(i)             If any law, rule, or regulation applicable to an eligible Employee or Director prohibits the use of payroll or other deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan or affect the composition of the Board of Directors or any committee thereof, an alternative method of payment approved by the Committee may be substituted for such eligible Employee or Director, as applicable; provided, however, that if any law, rule or regulation relating to a Director participating in the Plan, in the sole discretion of the Board of Directors, would affect the composition of the Board of Directors or any committee thereof, the Board of Directors may terminate such Director’s participation in the Plan.

6.              Distribution of Common Stock

(a)            As soon as practicable following the last day of each Plan Year, but in any event no later than the date that is two and one-half months following the last day of such Plan Year, the Committee shall distribute to each Employee and Director who was a Participant for the entire Plan Year (or, in the event of the death of an Employee or Director prior to such distribution, to the Employee’s or Director’s beneficiary, as applicable) a certificate or certificates representing the number of whole shares of Orthofix Stock determined by dividing (i) the amount of the Participant’s contributions for the Plan Year plus interest on such contributions through the end of the Plan Year by (ii) 85% of the Fair Market Value of the Orthofix Stock on the first day of the Plan Year or, if lower, on the last day of the Plan Year. Cash in the amount of any fractional share shall be paid to the Participant by check as soon as practicable following the last day of each Plan Year, but in any event, no later than the date that is two and one-half months following the last day of such Plan Year.

(b)            The Committee may, in its discretion, require a Participant to pay to the Company or its Subsidiary, as appropriate, prior to the distribution of the Orthofix Stock, the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes, at the minimum statutory rate, that the Participant incurs as a result of the Participant’s participation in the Plan. To satisfy the minimum statutory tax withholding requirements, a Participant may (i) deliver to the Company or its Subsidiary, as appropriate, sufficient shares of Orthofix Stock (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations, (ii) deliver sufficient cash to the Company or its Subsidiary, as appropriate, to satisfy tax withholding obligations, or (iii) irrevocably elect for the Company or its Subsidiary, as appropriate, to withhold from the shares of Orthofix Stock to be distributed to the Participant the number of shares necessary (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations.  In the event the Committee subsequently determines that the aggregate Fair Market Value (on the date of withholding) of shares of Orthofix Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company, or its Subsidiary, as appropriate, immediately upon the Committee’s request, the amount of that deficiency.  The Company or its Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with the Plan) any applicable taxes required to be withheld with respect to such payments.

7.              Administration of the Plan

(a)            The Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

(i)             Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

(ii)            Construing and interpreting the Plan in its sole discretion whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

(iii)           Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

(iv)           Administering the Plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.

(b)            Any action taken or determination made by the Committee shall, except as otherwise provided in Section 8 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee would be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

(c)            The Committee may designate one or more of its members or the Chief Executive Officer or the Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to participation in the Plan by eligible Directors or by eligible Employees who are officers for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d)            No member of the Board of Directors or the Committee, the Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company or any of its Subsidiaries to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(e)            Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board of Directors.

8.              Claims Procedure

(a)            If a Participant does not receive the timely payment of the benefits which the Participant believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Committee, or to a representative designated by the Committee. If the Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim the Committee shall indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim.

In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Participant in writing of the denial of the claim and notify the Participant of his or her right to a review of the Committee’s decision. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based and a description of any additional material or information necessary to perfect the claim with an explanation of the Plan’s appeals procedure as set forth in this Section.

If no action is taken by the Committee on a Participant’s claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure.

(b)            Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above.  An appeal must be submitted in writing within such period and must:

(i)             request a review by the full Committee of the claim for benefits under the Plan;

(ii)            set forth all of the grounds upon which the Participant’s request for review is based and any facts in support thereof; and

(iii)           set forth any issues or comments which the Participant deems pertinent to the appeal.

The Committee shall regularly review appeals by Participants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

The Committee shall make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Committee shall make an independent determination of the Participant’s eligibility for benefits under the Plan.  The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee’s decision is based.

9.              Amendment and Termination

(a)            The Plan may be amended or terminated by the Board of Directors at any time, provided that no such action shall have the effect of decreasing a Participant’s accrued benefits as of the effective date of such action. Upon termination of the Plan, each Participant shall receive a refund of his or her contributions for the Plan Year plus interest accrued through the date of termination.

(b)            Without shareholder consent and without regard to whether any Participant rights may be considered to have been “decreased,” the Committee shall be entitled to establish the exchange ratio applicable to payroll and other deductions, in a currency other than United States Dollars, permit payroll and other deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll and other deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Orthofix Stock for each Participant properly correspond with amounts deducted from the Participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

10.            Beneficiary Designation

A Participant may file a written designation of a beneficiary who is to receive any Orthofix Stock or cash under the Plan in the event of such Participant’s death prior to delivery to such Participant of such Orthofix Stock or cash.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective to the extent required by applicable law.  Such beneficiary designation may be changed by the Participant at any time by written notice to the Committee.  All beneficiary designations shall be made in such form and manner as the Committee may prescribe from time to time.

11.            Effective Date

The Plan, as amended and restated herein, shall become effective on the first day of the Plan Year following the date it is approved by the shareholders of the Company; provided, however, that the shares available for issuance in Section 3(a) hereof shall be available for issuance on and after the date the Plan, as amended and restated herein, is approved by the shareholders of the Company.  Notwithstanding the foregoing, if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

12.            Participants in Non-U.S. Jurisdictions

(a)            To the extent that Participants are domiciled or resident outside of the U.S. or are domiciled or resident in the U.S. but are subject to the tax laws of a jurisdiction outside of the U.S., the Committee shall have the authority and discretion to adopt such modifications and procedures as it shall deem necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such Participants.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of eligible Employees and Directors who are subject to the laws of jurisdictions outside of the U.S.

(b)            Notwithstanding any other provision of the Plan to the contrary, to the extent the Company is required to comply with the EU Prospectus Directive in any jurisdiction with respect to awards made to eligible Employees or Directors in such jurisdiction, the Committee may suspend the right of all eligible Employees and Directors in such jurisdiction to participate in the Plan.

13.            Miscellaneous

(a)            Nothing in the Plan shall confer upon a Participant the right to continue in the employ or continue to be a Director of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary to terminate the employment of a Participant at any time with or without cause.

(b)            No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void.  No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

(c)            Neither the Company nor any Subsidiary shall be under any obligation to issue or deliver certificates for shares of Orthofix Stock pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, cause the Company to violate any provision of applicable law.  The Company and its subsidiaries will use their best efforts to comply with applicable laws but will not be liable for any failure to comply.

(d)            If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e)            The Plan shall be construed and governed in accordance with the law of the State of New York and without giving effect to principles of conflicts of laws.

(f)             All notices or other communications by a Participant to the Committee, the Company, or any Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

(g)            Notwithstanding anything to the contrary contained in the Plan, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

(h)            The Board of Directors or the Committee may extend or terminate the benefits of the Plan to any Subsidiary at any time without the approval of the shareholders of the Company.

(i)             The proceeds received by the Company from the sale of Orthofix Stock pursuant to the Plan shall be used for general corporate purposes.

(j)             No shares of Orthofix Stock may be issued under this Plan unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable non-U.S. securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable non-U.S. securities laws is available. The Committee may require each Participant purchasing shares under the Plan to represent to and agree with the Company in writing that such eligible Employee or Director, as applicable, is acquiring the shares for investment purposes and not with a view to the distribution thereof. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.            Compliance with Code Section 409A

The Plan and any options granted hereunder are intended to meet the short term deferral exemption from Code Section 409A and shall be interpreted and construed consistent with this intent.  Notwithstanding any provision of the Plan to the contrary, in the event that the Board of Directors determines that the Plan or any option granted hereunder may be subject to Code Section 409A, the Board of Directors may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Directors determines are necessary or appropriate to (i) exempt the Plan or any option granted hereunder from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 4.
Please mark your votes as indicated in this example	☒

					FOR	AGAINST	ABSTAIN
1 Election of the following persons to the Board of Directors Nominees:	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS	2 Proposal to approve Amendment No. 3 to the Amended and Restated Stock Purchase Plan.	☐	☐	☐
1. James F. Gero 2. Jerry C. Benjamin 3. Guy J. Jordan 4. Thomas J. Kester 5. Michael R. Mainelli 6. Alan W. Milinazzo 7. Maria Sainz 8. Walter P. von Wartburg 9. Kenneth R. Weisshaar	☐	☐	☐	3 Proposal to approve the balance sheet and income statement at and for the year ended December 31, 2009.	☐	☐	☐
				4. Proposal to ratify the selection of Ernst & Young as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2010.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the
“Exceptions” box above and write that nominee’s name in the space provided below.)

Exceptions:

YES
		Will Attend Meeting	☐
Mark Here for Address
Change or Comments	☐
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE   ▲

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2009 Annual Report to
Stockholders are available at:
http://www.orthofix.com/investors/annuals.asp
CONTROL NUMBER RESTRICTED AREA 3" X 1 1/2"

PROXY
ORTHOFIX INTERNATIONAL N.V.
Annual General Meeting of Stockholders – _______, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeffrey M. Schumm and Dan Yarbrough, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of Orthofix International N.V. (the “Company”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held at __, local time, on ______, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side

▲  FOLD AND DETACH HERE   ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Orthofix International N.V., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.